Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT OF 1934.

LICENSE AGREEMENT AND AMENDMENT
by and between
WARNER CHILCOTT COMPANY, LLC (SUCCESSOR-IN-INTEREST TO WARNER CHILCOTT COMPANY, INC.)
and
NEXMED (U.S.A.), INC.
Dated as of September 9, 2015

[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		1
ARTICLE 2 GRANT OF RIGHTS AND AMENDMENTS		14
2.1	Grants to NexMed	15
2.2	Existing License Agreement	15
2.3	Sublicenses	16
2.4	Subcontracting	16
2.5	Assignment of Product Trademark	16
2.6	Use of the Allergan Corporate Names	17
2.7	Retention of Rights	17
2.8	Assignment of Existing IND and Existing NDA	17
2.9	Disclosure	17
2.1	Authorized Generic Versions	17
2.11	Amendment of Existing APA and Existing License Agreement	18
ARTICLE 3 JOINT STEERING COMMITTEE		19
3.1	Joint Steering Committee	19
3.2	Specific Responsibilities	20
3.3	General Provisions Applicable to the JSC	20
ARTICLE 4 DEVELOPMENT AND REGULATORY		22
4.1	Development	22
4.2	Regulatory Matters	23
4.3	Compliance	23
ARTICLE 5 COMMERCIALIZATION		23
5.1	Diligence	23
5.2	Compliance with Applicable Law	24
5.3	Commercialization Reports	24
5.4	Sales and Distribution	24
5.5	Markings	24
ARTICLE 6 ALLERGAN OPTION		24
6.1	Option	25
6.2	Safety Data Exchange Agreement	25
6.3	Notice; Exercise; HSR	25
6.4	Effect of Option Exercise	26
ARTICLE 7 MANUFACTURE AND SUPPLY		29
7.1	In General	29
7.2	Supply Agreement	29
ARTICLE 8 PAYMENTS		29
8.1	Upfront Payment	29
8.2	Milestones	29
8.3	Royalties	31
8.4	Mode of Payment	32

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8.5	Taxes.	32
8.6	Interest on Late Payments	33
8.7	Financial Records	33
8.8	Audit	33
8.9	Audit Dispute	34
8.1	Confidentiality	34
ARTICLE 9 INTELLECTUAL PROPERTY		34
9.1	Ownership of Intellectual Property	34
9.2	Prosecution and Maintenance of Patents	35
9.3	Enforcement of Patents	36
9.4	Infringement Claims by Third Parties	37
9.5	Invalidity or Unenforceability Defenses or Actions	38
9.6	Product Trademark	39
ARTICLE 10 Confidentiality AND Non-Disclosure		40
10.1	Confidential Information	40
10.2	Confidentiality Obligations	41
10.3	Permitted Disclosures	41
10.4	Registration, Filing and Disclosure of the Agreement	42
10.5	Use of Name	43
10.6	Press Releases	43
10.7	Publications	43
10.8	Return or Destruction of Confidential Information	44
10.9	Privileged Communications.	44
ARTICLE 11 REPRESENTATIONS AND WARRANTIES		45
11.1	Mutual Representations and Warranties	45
11.2	Representations, Warranties and Covenants of NexMed	45
11.3	Representations, Warranties and Covenants of Allergan	46
11.4	DISCLAIMER OF WARRANTY	47
ARTICLE 12 Indemnity		47
12.1	Indemnification of Allergan	47
12.2	Indemnification of NexMed	48
12.3	Notice of Claim	48
12.4	Control of Defense	49
12.5	Limitation on Damages and Liability	51
12.6	Insurance	51
ARTICLE 13 Term and Termination		51
13.1	Term	51
13.2	Termination of this Agreement for Material Breach	51
13.3	Termination of this Agreement for Cessation of Development or Failure to Obtain Approval	57
13.4	Termination Upon Insolvency	57
13.5	Termination of this Agreement for Patent Challenge	57
13.6	Rights in Bankruptcy	58

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13.7	Accrued Rights; Surviving Obligations	58
ARTICLE 14 Miscellaneous		58
14.1	Force Majeure	58
14.2	Assignment	59
14.3	Severability	60
14.4	Governing Law and Service	60
14.5	Dispute Resolution; Arbitration.	60
14.6	Notices	62
14.7	Entire Agreement; Amendments	63
14.8	Equitable Relief	64
14.9	Waiver and Non-Exclusion of Remedies	64
14.1	No Benefit to Third Parties	64
14.1	Further Assurance	64
14.1	Relationship of the Parties	64
14.1	Counterparts	65
14.1	References	65
14.2	Construction	65

Schedules

Schedule 1.7		Allergan Corporate Names
Schedule 1.11		Allergan Patents
Schedule 1.28		Compound
Schedule 1.121		Supply Term Sheet

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[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

LICENSE AGREEMENT AND AMENDMENT
This License Agreement and Amendment (this “Agreement”) is made and entered into effective as of September 9, 2015 (the “Effective Date”) by and between Warner Chilcott Company, LLC (successor-in-interest to Warner Chilcott Company, Inc. (“Warner”)), a limited liability company organized under the laws of Puerto Rico (“Allergan”) and NexMed (U.S.A.), Inc., a corporation organized under the laws of Nevada (“NexMed”) and amends that certain Asset Purchase Agreement by and between NexMed and Warner, dated as of February 3, 2009 (the “Existing APA”) and that certain License Agreement by and between NexMed and Warner, dated as of February 3, 2009 (the “Existing License Agreement”) in the manner set forth herein. Allergan and NexMed are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, pursuant to the Existing APA and the Existing License Agreement (as defined herein), Allergan owns or otherwise controls certain intellectual property relating to the use of alprostadil for the topical treatment of erectile dysfunction;
WHEREAS, NexMed is a specialty pharmaceutical company with a focus on developing and commercializing products for men’s health;
WHEREAS, Allergan wishes to grant to NexMed, and NexMed wishes to take, a license under such intellectual property rights to develop and, unless Allergan exercises its opt-in right (as described below), commercialize and otherwise exploit the Products (as defined herein) in the Territory (as defined herein) for the topical treatment of erectile dysfunction, in each case in accordance with the terms and conditions set forth below;
WHEREAS, NexMed wishes to grant to Allergan, and Allergan wishes to take, an option to obtain the rights under the applicable intellectual property rights to commercialize the Products in the Territory for the topical treatment of erectile dysfunction, in accordance with the terms and conditions set forth below; and
WHEREAS, the Parties have agreed to amend the Existing APA and the Existing License Agreement to reflect the revised business arrangement between the Parties as set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:
ARTICLE 1
DEFINITIONS

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[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

Unless otherwise specifically provided herein, the following terms shall have the following meanings:
1.1    “Accountant” has the meaning set forth in Section 8.9.
1.2    “Affiliate” means, with respect to a Person, any Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such first Person at any time during the Term for so long as such Person controls, is controlled by or is under common control with such first Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means: (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interests of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).
1.3    “AG Launch” has the meaning set forth in Section 2.10.1.
1.4    “AG Launch Date” has the meaning set forth in Section 2.10.1.
1.5    “Agreement” has the meaning set forth in the preamble hereto.
1.6    “Allergan” has the meaning set forth in the preamble hereto.
1.7    “Allergan Corporate Names” means the Trademarks and logos identified on Schedule 1.7 and such other names and logos as Allergan may designate in writing from time to time.
1.8    “Allergan Indemnitees” has the meaning set forth in Section 12.1.
1.9    “Allergan Know-How” means any Transferred Technology and Licensed Know-How (as such terms are defined in the Existing APA) Controlled by Allergan or any of its Affiliates as of the Effective Date.
1.10    “Allergan Licensed NexMed Patents” means the Licensed Patents as such term is defined in the Existing License Agreement.
1.11    “Allergan Patents” means, with respect to a Product, the Patents listed on Schedule 1.11 and any other Allergan Licensed NexMed Patents.
1.12    “Allergan-Managed Patents” means all of the Allergan Patents other than the NexMed-Managed Patents.
1.13    “Arbitrators” has the meaning set forth in Section 14.5.2(a).

[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

1.14    “Applicable Law” means applicable laws, rules and regulations, including any rules, regulations, guidelines or other requirements of the Regulatory Authorities that may be in effect from time to time.
1.15    “Authorized Generic Term” means, on an Authorized Generic Version-by-Authorized Generic Version basis, the period commencing on the First Commercial Sale of such Authorized Generic Version and expiring upon the first (1st) anniversary of the First Commercial Sale of such Authorized Generic Version.
1.16    “Authorized Generic Version” means, with respect to a Licensed Product or an Optioned Product, any other pharmaceutical product intended for use in the Field that (a) is sold under the NDA for such Licensed Product or Optioned Product, (b) is sold without a Trademark or under a different Trademark than such Licensed Product or Optioned Product and (c) has an NDC number that differs from the NDC number for such Licensed Product or Optioned Product (other than on a temporary basis as may be necessary to launch such other pharmaceutical product in the Territory).
1.17    “Breaching Party” has the meaning set forth in Section 13.2.
1.18    “Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions in New York, New York or Dublin, Ireland are permitted or required to be closed.
1.19    “Calendar Quarter” means each successive period of three (3) consecutive calendar months commencing on January 1, April 1, July 1 or October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 and October 1 after the Effective Date and the last Calendar Quarter shall end on the last day of the Term.
1.20    “Calendar Year” means each successive period of twelve (12) consecutive calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.
1.21    “Challenge” means any challenge to the patentability or validity of a Patent by: (a) filing a declaratory judgment action in which any such Patent is alleged to be invalid or unenforceable; (b) citing prior art pursuant to 35 U.S.C. §122 or §301, filing a request for re-examination of any such Patent pursuant to 35 U.S.C. §302 or §311, filing a petition to request an inter partes review of any such Patent pursuant to 35 U.S.C. §311, or filing a petition to request a post-grant review of any such Patent pursuant to 35 U.S.C. §321; or (c) filing or commencing any re-examination, opposition, cancellation, nullity or similar proceeding against any such Patent in any country, in each case of the foregoing ((a), (b), and (c)) in any judicial or administrative proceeding in the United States, including before the U.S. Patent and Trademark Office; provided, however, that it shall not be deemed a “Challenge” hereunder for a Party to take any of the foregoing actions with regard to any such Patent in response to any claim, action

[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

or suit by the other Party or any of its Affiliates or its or their (sub)licensees that any product (other than a Product) infringes any such Patent.
1.22    “Clinical Data” means all data, reports and results with respect to the Compound or any Product made, collected or otherwise generated under or in connection with a Clinical Study.
1.23    “Clinical Studies” means human clinical trials for a Product and any other tests and studies for a Product in human subjects.
1.24    “Commercially Reasonable Efforts” means, with respect to the performance of any Development or commercialization activities with respect to a Product, the carrying out of such activities using the level of efforts and resources comparable to the efforts and resources commonly used in the pharmaceutical or biotechnology industry for compounds or products of similar market potential at a similar stage in development or product life considering conditions then prevailing and taking into account, without limitation, issues of safety and efficacy, expected and actual cost, expense and time to develop, expected and actual profitability, expected and actual competitiveness of alternative Third Party products (including generic products) in the marketplace, the nature and extent of expected and actual market exclusivity (including patent coverage and regulatory exclusivity), the expected and actual reimbursability and pricing, the expected and actual amounts of marketing and promotional expenditures required, product profile (including the expected and actual labeling), anticipated timing of commercial entry, the regulatory environment and status of the product (including the likelihood of regulatory approval), and other relevant scientific, technical and commercial factors. For clarity, Allergan’s obligations to use Commercially Reasonable Efforts under this Agreement shall be subject to NexMed satisfying its obligations hereunder, including its supply obligations under Section 7.2.
1.25    “Commercializing Party” means NexMed, unless Allergan exercises its Option, in which case Commercializing Party means Allergan.
1.26    “Competing Product” has the meaning set forth in Section 11.2.2(a).
1.27    “Complaining Party” has the meaning set forth in Section 13.2.
1.28    “Compound” means alprostadil, which has the structure set forth on Schedule 1.28.
1.29    “Confidential Information” has the meaning set forth in Section 10.1.
1.30    “Control” means, with respect to any Technology, Regulatory Documentation, Patent, or other intellectual property right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise (other than by operation of the license and other grants in Section 2.1, Section 6.4, or Section 13.7), to assign or grant a license, sublicense or other right to or under such Technology, Regulatory Documentation,

[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

Patent, or other intellectual property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.
1.31    “Controlling Party” has the meaning set forth in Section 9.4.1.
1.32    “Development” means, with respect to a Product, all activities related to research, preclinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, Manufacture process development, Clinical Studies, including Manufacturing in support thereof (but excluding any commercial Manufacturing), statistical analysis and report writing, the preparation and submission of Regulatory Documentation, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval for such Product. When used as a verb, “Develop” means to engage in Development.
1.33    “Disclosing Party” has the meaning set forth in Section 10.1.
1.34    “Dollars” or “$” means United States Dollars.
1.35    “Effective Date” has the meaning set forth in the preamble hereto.
1.36    “Enforcing Party” means, (a) NexMed, unless and until Allergan exercises its Option with respect to any Licensed Product and (b) Allergan, from and after Allergan’s exercise of its Option with respect to any Licensed Product.
1.37    “Estimated Third Party Generic Launch Date” has the meaning set forth in Section 2.10.1.
1.38    “Executive Officers” means (a) with respect to commercialization matters, the Executive Vice President of Brand Pharma of Allergan and the Chief Executive Officer of NexMed and (b) with respect to Development matters, the Executive Vice President of Brand R&D of Allergan and the Chief Executive Officer of NexMed.
1.39    “Exercise Effective Date” means, with respect to a Licensed Product for which Allergan delivers an Option Exercise Notice during the Option Period with respect to such Licensed Product, the date on which NexMed receives payment from Allergan pursuant to Section 8.2.2.
1.40    “Existing APA” has the meaning set forth in the preamble to this Agreement.
1.41    “Existing IND” means IND# 117-064.
1.42    “Existing License Agreement” has the meaning set forth in the preamble to this Agreement.
1.43    “Existing NDA” means NDA# 22-197.

[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

1.44    “Exploit” means, with respect to a Product, to make, have made, import, use, sell or offer for sale, including to research, Develop, commercialize, register, Manufacture, have Manufactured, hold or keep (whether for disposal or otherwise), have used, export, transport, distribute, promote, market, have sold or otherwise dispose of such Product and “Exploitation” means the act of Exploiting such Product.
1.45     “FDA” means the United States Food and Drug Administration and any successor agency thereto.
1.46    “FFDCA” means the United States Food, Drug, and Cosmetic Act, as amended from time to time.
1.47    “Field” means (a) with respect to the Refrigerated Product and the Room Temperature Product, the topical treatment of male erectile dysfunction under a prescription from a healthcare provider with authority to prescribe in the Territory and (b) with respect to the OTC Product, the topical treatment of male erectile dysfunction without a prescription from a healthcare provider with authority to prescribe in the Territory.
1.48    “Filed” means, with respect to an NDA for seeking Regulatory Approval for a Product, receipt by NexMed of written notice from the FDA that such NDA has been deemed acceptable for filing and filed by the FDA pursuant to 21 C.F.R. 314.101, or any successor regulation.
1.49    “First Commercial Sale” means, with respect to a Product, the first sale to a Third Party for monetary value for use or consumption by the general public of such Product in the Territory after the FDA has approved the NDA for such Product in the applicable Field. Sales prior to the approval of the applicable NDA, such as so-called “treatment IND sales”, “named patient sales” and “compassionate use sales”, shall not constitute a First Commercial Sale.
1.50    “Force Majeure Event” has the meaning set forth in Section 14.1.
1.51    “GAAP” means United States generally accepted accounting principles consistently applied.
1.52    “Generic Product” means, with respect to a Licensed Product, any pharmaceutical product other than such Licensed Product approved by the FDA that contains alprostadil such that such other pharmaceutical product is approved by the FDA by making reference to the NDA of such Licensed Product. For clarity, a pharmaceutical product that has been approved by the FDA as a Refrigerated Product shall not be deemed to be a Generic Product as it relates to the Room Temperature Product.
1.53    “Hatch-Waxman Act” means the Drug Price Competition and Patent Term Restoration Act of 1984, as amended.

[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

1.54    “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C. §18a), as amended.
1.55    “HSR Filing” has the meaning set forth in Section 6.3.3.
1.56    “HSR Notice” has the meaning set forth in Section 6.3.3.
1.57    “IMS” means IMS Health Holdings, Inc.
1.58    “IND” means an investigational new drug application filed with the FDA for authorization to commence Clinical Studies in the Territory (including all additions, supplements, extensions and modifications thereto) and its equivalent in other countries or regulatory jurisdictions.
1.59    “Indemnification Claim Notice” has the meaning set forth in Section 12.3.
1.60    “Indemnified Party” has the meaning set forth in Section 12.3.
1.61    “Indemnifying Party” means the Party from whom indemnification is sought pursuant to Section 12.1 or Section 12.2.
1.62    “Infringement” has the meaning set forth in Section 9.3.1.
1.63    “Infringement Notice” has the meaning set forth in Section 9.3.1.
1.64    “Invoiced Sales” has the meaning set forth in the definition of “Net Sales.”
1.65    “Joint Know-How” has the meaning set forth in Section 9.1.2.
1.66    “Joint Patents” has the meaning set forth in Section 9.1.2.
1.67    “Joint Steering Committee” or “JSC” has the meaning set forth in Section 3.1.
1.68    “LIBOR” means the London Interbank Offered Rate for deposits in Dollars having a maturity of one (1) month published by the British Bankers’ Association, as adjusted from time to time on the first London business day of each month.
1.69    “Licensed Product” means any Product that is not an Optioned Product, excluding any Authorized Generic Version of any such Product (unless the rights to launch the applicable Authorized Generic Version are transferred back to NexMed in accordance with Section 2.10.2). As of the Effective Date, each Product (other than an Authorized Generic Version thereof) is a Licensed Product and shall remain a Licensed Product unless and until Allergan exercises its Option pursuant to Section 6.3.2 (including payment therefor).

[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

1.70    “Losses” has the meaning set forth in Section 12.1.
1.71    “Manufacture” and “Manufacturing” means, with respect to a Product, all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping, holding, Manufacture process development, stability testing, quality assurance or quality control of such Product or any intermediate thereof.
1.72    “Milestone Event” means each of the events identified as a milestone event in Section 8.2.1 or Section 8.2.2.
1.73    “NDA” means a New Drug Application as defined in the FFDCA and the regulations promulgated thereunder (including all additions, supplements, extensions and modifications thereto).
1.74    “Net Profits” means, with respect to an Authorized Generic Version of a Licensed Product for any period, Net Sales of such Authorized Generic Version during such period less the cost of goods including (a) all amounts payable by Allergan to obtain supply of such Authorized Generic Version and (b) all other costs incurred by Allergan associated with the Manufacture of such Authorized Generic Version, including the cost of freight, insurance, holding, fees, taxes, export licenses, import licenses, customs formalities, and other similar costs.
1.75    “Net Sales” means, with respect to a Product for any period, the total amount billed or invoiced on sales of such Product during such period by any Seller with respect thereto in the Territory to Third Parties (including wholesalers or distributors) (“Invoiced Sales”), less the following deductions that are attributable to such Net Sales:
1.75.1    trade, cash and quantity discounts;
1.75.2    price reductions or rebates, retroactive or otherwise, imposed by, negotiated with or otherwise paid to Regulatory Authorities;
1.75.3    amounts repaid or credited by reason of rejections, defects, recalls or returns, or because of retroactive price reductions, including rebates or wholesaler charge backs;
1.75.4    the portion of administrative fees paid during the relevant time period to group purchasing organizations or pharmaceutical benefit managers relating to such Product;
1.75.5    any invoiced amounts that are not collected by any Seller, including bad debts;
1.75.6    freight insurance, and other transportation charges to the extent added to the sale price and set forth separately as such in the total amount invoiced, as well as any fees for services provided by wholesalers and warehousing chains related to the distribution of such Product; and

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1.75.7     any other similar and customary deductions that are consistent with GAAP.
If any amount is specifically identifiable or reasonably allocable to more than one deduction set forth above, such amount shall only be deducted once.

Net Sales shall not include transfers or dispositions for charitable, promotional, pre-clinical, clinical, regulatory, or governmental purposes. Net Sales shall not include sales between or among Sellers.

Subject to the above, Net Sales shall be calculated in accordance with the standard internal policies and procedures of the applicable Seller, which must be in accordance with GAAP.

1.76    “NexMed” has the meaning set forth in the preamble hereto.
1.77    “NexMed Agreement Know-How” means all Technology that is conceived, discovered, developed or otherwise made by or on behalf of NexMed, any of its Affiliates or any of its or their respective (sub)licensees in connection with the work conducted under or in connection with this Agreement, whether or not patented or patentable, but excluding any Joint Know-How.
1.78    “NexMed Agreement Patent” means any Patent Controlled by NexMed or any of its Affiliates that claims any NexMed Agreement Know-How, but excluding any Joint Patent.
1.79    “NexMed Indemnitees” has the meaning set forth in Section 12.2.
1.80    “NexMed Know-How” means, with respect to a Product, all Technology Controlled by NexMed or any of its Affiliates as of the Effective Date or at any time during the Term that is (a) not generally known and (b) necessary or reasonably useful for the Exploitation of such Product in the applicable Field in the Territory, including any NexMed Agreement Know-How, but excluding any Technology to the extent claimed by any published NexMed Patent.
1.81    “NexMed-Managed Patents” means (a) the NexMed Patents and (b) the Allergan Licensed NexMed Patents.
1.82    “NexMed Patents” means, with respect to a Product, all Patents Controlled by NexMed or any of its Affiliates as of the Effective Date or at any time during the Term that claim any Exploitation of such Product in the applicable Field in the Territory, including any NexMed Agreement Patents.
1.83    “NexMed Product Agreement” means, with respect to a Product, any agreement entered into by and between NexMed or any of its Affiliates or its or their respective Sublicensees, on the one hand, and one or more Third Parties, on the other hand, that is necessary or reasonably useful for the Exploitation of such Product in the applicable Field in the Territory,

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including (a) any agreement pursuant to which NexMed, its Affiliates or its or their respective Sublicensee receives any license or other rights to Exploit such Product in the Territory, (b) supply agreements pursuant to which NexMed, its Affiliates or its or their respective Sublicensees obtain or will obtain quantities of such Product for the Territory, (c) clinical trial agreements for Development in or for the Territory, (d) contract research organization agreements pertaining to the Territory and (e) service agreements pertaining to the Territory; in each case, ((a) through (e)), irrespective of whether such agreement is exclusive to the Territory.
1.84    “Non-Controlling Party” means, with respect to any infringement claim by a Third Party, the Party that is not the Controlling Party.
1.85    “Non-Enforcing Party” means, at any time, the Party that is not the Enforcing Party.
1.86    “Non-Prosecuting Party” has the meaning set forth in Section 9.2.3.
1.87    “Option” has the meaning set forth in Section 6.1.
1.88    “Option Data Package” means: (a) all summaries, analyses, results and raw scientific data generated or compiled by or on behalf of NexMed with respect to any Product, including Clinical Data (including the SAS Database System or any other similar database that stores such Clinical Data); (b) all Regulatory Documentation, including copies of any material written communications, submissions, or fillings to, from, or with the FDA related to any Product; (c) a schedule identifying all Patents owned or otherwise controlled by NexMed or any of its Affiliates that claim any Product, including Patents that claim the composition of matter of or any method of using a Product; (d) any and all reports regarding the intellectual property status of any Product; provided, that NexMed shall not be required to provide privileged information with respect to such intellectual property status, unless and until procedures reasonably acceptable to NexMed are in place to protect such privilege; (e) any plans or data regarding marketing opportunity or commercialization for any Product in the applicable Field in the Territory; (f) copies of all NexMed Product Agreements with respect to the Products; and (g) any other information that would be reasonably necessary or useful for Allergan to make an informed decision regarding whether to exercise its Option with respect to the Products.
1.89    “[***] Milestone” has the meaning set forth in Section 8.2.2.
1.90    “Option Exercise Notice” has the meaning set forth in Section 6.3.2(a).
1.91    “[***] Milestone Payment” has the meaning set forth in Section 8.2.2.
1.92    “Option Period” has the meaning set forth in Section 6.3.2(a).
1.93    “Optioned Product” means any Product with respect to which Allergan has exercised its Option pursuant to Section 6.3.2. For clarity, an Authorized Generic Version of a Product sold by or on behalf of Allergan or any of its Affiliates is not an Optioned Product.

[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

1.94    “Orange Book” means the FDA’s publication, Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book.
1.95    “OTC Product” means a topical product intended for use in the Field that (a) contains the Compound as an active ingredient and (b) is approved for sale to consumers without a prescription from a healthcare provider with authority to prescribe in the Territory, whether or not such product requires refrigeration or freezing by the consumer.
1.96    “[***] Milestone” has the meaning set forth in Section 8.2.2.
1.97    “Party” and “Parties” each has the meaning set forth in the preamble hereto.
1.98    “Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications that claim, directly or indirectly, priority to any patent or patent applications in clause (a), including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, continued prosecution applications and requests for continued examination, (c) any and all patents that have issued or in the future issue from any of foregoing patent applications in clause (a) or clause (b), including utility models, petty patents and design patents and certificates of invention, and (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations or any other post-grant proceeding, extensions (including any supplementary protection certificates and the like) of any of the foregoing patents or patent applications in clause (a), clause (b) or clause (c).
1.99    “Payee Party” means (a) with respect to any Payment payable by NexMed to Allergan under this Agreement, Allergan and (b) with respect to any Payment payable by Allergan to NexMed under this Agreement, NexMed.
1.100    “Paying Party” means (a) with respect to any Payment payable by NexMed to Allergan under this Agreement, NexMed and (b) with respect to any Payment payable by Allergan to NexMed under this Agreement, Allergan.
1.101    “Payments” means any royalties, milestones and other amounts payable by one Party to the other Party pursuant to this Agreement.
1.102    “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.
1.103    “Phase III Clinical Trial” means a human clinical study of a Product on a sufficient number of subjects that is designed to establish that the use of such Product is safe and efficacious for its intended use and to determine warnings, precautions, and adverse reactions that are associated with such Product in the dosage range(s) to be approved, which study is

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intended to support Regulatory Approval of such Product, including all tests and studies that are required by the FDA from time to time, pursuant to Applicable Law or otherwise.
1.104    “Product” means each of the Refrigerated Product, the Room Temperature Product or the OTC Product, as applicable, including any Authorized Generic Version of any of the foregoing.
1.105    “Product Information” has the meaning set forth in Section 10.1.
1.106    “Product Labeling” means, with respect to a Product, (a) the Regulatory Authority‑approved full prescribing information for such Product in the Territory, including any required patient information and (b) all labels and other written, printed or graphic matter upon a container, wrapper or any package insert utilized with or for such Product in the Territory.
1.107    “Product Trademark” means U.S. Trademark Application No. 86600416 for VITAROS™ for pharmaceutical preparations for the treatment of sexual dysfunction, with an application date of April 16, 2015, and all federal, state and common law rights therein. Except with respect to the use of this term in Section 2.5 hereof, all other uses of the term Product Trademark shall include all variations and derivatives thereof and all registrations and applications thereof in the Territory.
1.108    “Prosecuting Party” has the meaning set forth in Section 9.2.3.
1.109    “Receiving Party” has the meaning set forth in Section 10.1.
1.110    “Refrigerated Product” means a topical product intended for use in the Field that (a) contains the Compound as an active ingredient, (b) is in a formulation that must be refrigerated or frozen by a patient (such as the VITAROS™ formulation in existence of the Effective Date) and (c) requires a prescription from a healthcare provider with authority to prescribe in the Territory.
1.111    “Regulatory Approval” means, with respect to a Product, any and all approvals (including NDAs), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market such Product inside or outside the Territory, including, if applicable, (a) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto) and (b) labeling approval.
1.112    “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the Exploitation of the Compound or a Product inside or outside the Territory.
1.113    “Regulatory Documentation” means all (a) applications (including all INDs and NDAs), registrations, licenses, authorizations and approvals (including all Regulatory Approvals), (b) correspondence and reports submitted to or received from Regulatory Authorities

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(including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files and complaint files, in each case ((a) and (b)), relating to a Product.
1.114    “Regulatory Exclusivity Period” means, with respect to a Product, a period of exclusivity (other than Patent exclusivity), granted or afforded by Applicable Law or by a Regulatory Authority in the Territory, that confers data, marketing, or other exclusivity with respect to such Product in the Territory.
1.115    “Room Temperature Product” means a topical product intended for use in the Field that (a) contains the Compound as an active ingredient, (b) is in a formulation that is not required to be refrigerated or frozen by a patient and (c) requires a prescription from a healthcare provider with authority to prescribe in the Territory.
1.116    “Royalty Term” means (a) with respect to a Licensed Product, the period beginning on the date of the First Commercial Sale of such Licensed Product and ending on the latest to occur of (i) the expiration of the last-to-expire Allergan Patent, NexMed Patent, or Joint Patent that includes a Valid Claim that covers such Licensed Product, (ii) the expiration of the Regulatory Exclusivity Period for such Licensed Product and (iii) the fifteenth (15th) anniversary of the First Commercial Sale of such Licensed Product and (b) with respect to an Optioned Product, the period beginning on the later of the date of the First Commercial Sale of such Optioned Product and the Exercise Effective Date therefor, and ending on the latest to occur of (i) the expiration of the last-to-expire Allergan Patent, NexMed Patent, or Joint Patent that includes a Valid Claim that covers such Optioned Product, (ii) the expiration of the Regulatory Exclusivity Period for such Optioned Product and (iii) the fifteenth (15th) anniversary of the First Commercial Sale of such Optioned Product.
1.117    “SDEA” has the meaning set forth in Section 6.2.
1.118    “Seller” means (a) with respect to any Licensed Product, NexMed or any of its Affiliates or its or their respective Sublicensees and (b) with respect to any Optioned Product, Allergan or any of its Affiliates or its or their respective Sublicensees.
1.119    “Sublicensee” means a Person, other than an Affiliate, that is granted a sublicense by (a) NexMed under the grant in Section 2.1 as provided in Section 2.3, or (b) Allergan under the grant in Section 6.4.2.
1.120    “Supply Agreement” has the meaning set forth in Section 7.2.
1.121    “Supply Term Sheet” means the term sheet attached hereto as Schedule 1.121.
1.122    “Tax” or “Taxes” has the meaning set forth in Section 8.5.

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1.123    “Technology” means, whether or not patentable, any and all proprietary ideas, inventions, discoveries, trade secrets, processes, formulae, data, know-how, improvements, inventions, chemical materials, assays, techniques, marketing plans, strategies, customer lists, biologic materials, results, designs, specifications, methods, formulations, ideas, technical information (including structural and functional information), process information, pre-clinical information, clinical information, any and all proprietary biological, chemical, pharmacological, toxicological, pre-clinical, clinical, assay, control and manufacturing data and materials or other information.
1.124    “Term” has the meaning set forth in Section 13.1.
1.125    “Termination Notice Period” has the meaning set forth in Section 13.2.
1.126    “Territory” means the United States of America, including its possessions and territories.
1.127    “Third Party” means any Person other than Allergan, NexMed and their respective Affiliates.
1.128    “Third Party Claims” has the meaning set forth in Section 12.1.
1.129    “Trademark” means any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo or business symbol, whether or not registered.
1.130    “Unresolved Committee Matter” has the meaning set forth in Section 3.3.3(b).
1.131    “Valid Claim” means (a) any claim of an issued and unexpired Patent in the Territory that (i) has not been held permanently revoked, unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal and (ii) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise in the Territory or (b) any claim of a pending Patent application that has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application.
1.132    “Warner” has the meaning set forth in the preamble hereto.
ARTICLE 2
GRANT OF RIGHTS AND AMENDMENTS
2.1    Grants to NexMed    . Subject to Section 2.2 and the other terms and conditions of this Agreement, Allergan hereby grants to NexMed:
2.1.1    an exclusive (including with regard to Allergan and its Affiliates) license (or sublicense), with the right to grant sublicenses in accordance with Section 2.3, under

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the Allergan Patents, the Allergan Know-How and Allergan’s interest in the Joint Know-How and Joint Patents, in each case, solely to Exploit each Licensed Product in the applicable Field in the Territory;
2.1.2    if Allergan exercises its Option pursuant to Section 6.3.2, a non-exclusive license, with no right to grant sublicenses, to Develop and obtain Regulatory Approval for the Products in accordance with the terms of this Agreement; and
2.1.3    subject to Section 2.6, a limited, non-exclusive license, with the right to grant sublicenses in accordance with Section 2.3, to use the Allergan Corporate Names solely as necessary for NexMed to perform its obligations under Section 5.5 and for no other purpose.
Notwithstanding Section 2.02 of the Existing License Agreement, Allergan shall not be responsible or liable for, and shall not guarantee or remain obligated for the performance or failure of performance of, NexMed or any of its Affiliates or (sub)licensees under this Agreement.

2.2    Existing License Agreement.
2.2.1    NexMed does hereby agree not to enforce against Allergan any claims under the Existing License Agreement to the extent any such claim is caused by or is the result of any act or omission by or on behalf of NexMed under this Agreement.
2.2.2    Notwithstanding Section 2.02 of the Existing License Agreement, Allergan shall not be responsible or liable and shall not guarantee or remain obligated for the performance (or failure of performance) of NexMed or any of its Affiliates or its or their licensees or Sublicensees, in each case, as sublicensee of Allergan under the Existing License Agreement.
2.2.3    Each Party’s rights and obligations under Sections 4.02 through 4.05 of the Existing License Agreement shall be subject to and subordinate to the terms of this Agreement.
2.2.4    Notwithstanding Section 6.05 of the Existing License Agreement, Allergan shall not exercise its right to terminate the Existing License Agreement except in connection with the termination of this Agreement in accordance with the terms of this Agreement.
2.2.5    Notwithstanding Section 7.09 of the Existing License Agreement, neither Party shall assign its rights or obligations under the Existing License Agreement except in connection with the assignment of this Agreement in accordance with the terms of this Agreement.
2.3    Sublicenses    . The rights and licenses granted to NexMed under Section 2.1 shall include the right, with the consent of Allergan, not to be unreasonably conditioned,

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withheld or delayed, to grant sublicenses to its Affiliates or Third Parties to Exploit the Compound and each Licensed Product in the applicable Field in the Territory; provided, that in no event shall NexMed’s ability to grant sublicenses under this Section 2.3 conflict with or otherwise diminish Allergan’s Option rights under this Agreement; provided, further, that NexMed shall (a) remain jointly and severally liable for the performance or non-performance of any such Affiliate or Sublicensee, (b) require each such Affiliate and Sublicensee to agree in writing to be bound by the applicable terms and conditions of this Agreement, including ARTICLE 6, ARTICLE 8, ARTICLE 9, and ARTICLE 10, and (c) provide to Allergan a written notice setting forth in reasonable detail the nature of such sublicense and the identity of the Affiliate or Sublicensee (which written notice shall include a copy of any such proposed sublicense agreement). In connection with the grant of any permitted sublicense hereunder, NexMed shall ensure that each such Affiliate or Sublicensee accepts and complies with all of the terms and conditions of this Agreement as if such Affiliate or Sublicensee were a party to this Agreement and NexMed shall guarantee and remain obligated for the performance (or failure of performance) of any Affiliate or Sublicensee hereunder. Any such sublicenses shall be consistent with, and subject and subordinate to, the terms and conditions of this Agreement and the Existing License Agreement.
2.4    Subcontracting    . NexMed may subcontract any of the Exploitation of any Licensed Product in the applicable Field in the Territory; provided, that with respect to any such approved subcontracting, (a) NexMed shall oversee the performance by its subcontractors of the subcontracted activities in a manner that would be reasonably expected to result in their timely and successful completion and shall remain responsible for the performance of such activities in accordance with this Agreement and (b) any agreement pursuant to which NexMed engages a subcontractor must (i) be consistent with this Agreement and (ii) without limiting the foregoing clause (i), contain terms obligating such subcontractor to: (A) comply with confidentiality provisions that are at least as restrictive as those set forth in ARTICLE 10; (B) provide Allergan with substantially the same rights with respect to any intellectual property arising from the performance of the subcontracted obligation as Allergan would have under this Agreement if such intellectual property had arisen from the performance of such obligation by NexMed; and (C) permit Allergan rights of inspection, access and audit substantially similar to those provided to Allergan under this Agreement.
2.5    Assignment of Product Trademark.      Allergan hereby agrees to assign to NexMed all of Allergan’s right, title, and interest in and to the Product Trademark (together with any goodwill associated therewith) when the timing of such assignment becomes appropriate under 15 U.S.C. § 1060. Nexmed hereby covenants, warrants and agrees to use the Product Trademark (and any variations or derivatives thereof) solely to Exploit Licensed Products in the applicable Field in the Territory.
2.6    Use of the Allergan Corporate Names    . With respect to any Allergan Corporate Names licensed to NexMed under Section 2.1, NexMed shall, and shall cause its Affiliates and its and their respective Sublicensees and subcontractors to: (a) conform to the guidelines of Allergan in effect from time to time (as notified to NexMed) with respect to manner of use and to maintain the quality standards of Allergan for goods sold and services

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provided in connection with the Allergan Corporate Names; (b) promptly notify Allergan of any actual, threatened or suspected infringement, imitation or misuse of any Allergan Corporate Name of which it becomes aware; (c) assign to Allergan any rights in any Allergan Corporate Name that NexMed shall acquire through use or otherwise; (d) not use the Allergan Corporate Names in combination with any other mark, word, symbol or logo, other than those agreed to in advance by Allergan; (e) not do, or omit to do, or permit to be done, any act which will weaken, damage or be detrimental to the Product Trademark or the reputation or goodwill associated with the Product Trademark; (f) not use the Product Trademark in a manner which may result in it becoming generic or diluted or which could otherwise invalidate or jeopardize any registration or application for registration of the Product Trademark; and (g) execute any documents required in the reasonable opinion of Allergan to be entered as a “registered user” or recorded licensee of the Allergan Corporate Names or to be removed as registered user or licensee thereof.
2.7    Retention of Rights.     Except as otherwise expressly provided in this Agreement, in no event shall a Party, as a result of this Agreement, obtain any ownership interest or other right in any Technology, Corporate Name, Trademark or Patent rights of the other Party, including items Controlled or Developed by such other Party, or provided by such other Party to the receiving Party at any time under this Agreement.
2.8    Assignment of Existing IND and Existing NDA.      Allergan hereby assigns to NexMed all of Allergan’s right, title, and interest in and to the Existing IND and the Existing NDAs and any Regulatory Documentation (including any existing Regulatory Approvals) owned by Allergan and held in Allergan’s name as of the Effective Date that pertain solely to a Licensed Product.
2.9    Disclosure.     Allergan shall use Commercially Reasonable Efforts to disclose and make available to NexMed (a) within thirty (30) days after the Effective Date (i) the Existing IND and (ii) the Existing NDA, and (b) within ninety (90) days after the Effective Date, copies of any material written communications to or from the FDA related to a Licensed Product dated after December 31, 2009, in each case ((a) or (b)), to the extent in the possession of Allergan; provided, that Allergan shall be under no obligation to provide NexMed any of the foregoing that Allergan is unable to readily locate. Except as expressly provided in the preceding sentence, Allergan shall have no obligation to provide NexMed any other Technology or any equipment.
2.10    Authorized Generic Versions.
2.10.1    NexMed hereby appoints Allergan as the exclusive distributor of any Authorized Generic Version of each Licensed Product in the Territory. Except as set forth below, NexMed shall not, during the Term, either directly or indirectly, through an Affiliate or under a contract with a Third Party, advertise, market, accept orders for, sell, ship or distribute any Authorized Generic Version of each Product in the Territory (“AG Launch”). Allergan shall notify NexMed as early as reasonably possible of any expected launch by a Third Party of a Generic Product, which date Allergan shall determine in good faith (the “Estimated Third Party Generic Launch Date”); provided, that Allergan shall not be responsible or liable for any inaccuracies or errors in its determination of such Estimated Third Party Generic Launch Date.

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The Parties shall discuss and consider in good faith the date on which Allergan will first AG Launch the Authorized Generic Version (“AG Launch Date”). Allergan shall have final decision-making authority to determine whether and when to launch the Authorized Generic Version of each Product in the Territory; provided, that the AG Launch Date shall occur no sooner than [***] ([***]) weeks in advance of any Estimated Third Party Generic Launch Date. Allergan shall be permitted to book orders for the Authorized Generic Version of a Product at least [***] ([***]) months in advance of the Estimated Third Party Generic Launch Date. NexMed and Allergan shall communicate to each other on an ongoing basis regarding developments which may affect the applicable AG Launch Date, the delivery date for product necessary for commercial launch on the AG Launch Date, and information necessary to package and label the Authorized Generic Version for marketing and sale.
2.10.2    If Allergan has not exercised its right to AG Launch an Authorized Generic Version of a Product pursuant to Section 2.10.1 within [***] ([***]) days following the launch of a Generic Product of such Product, NexMed may request the consent of Allergan to AG Launch such Authorized Generic Version, such consent not to be unreasonably conditioned, withheld or delayed.
2.10.3    For clarity, the rights granted under this Section 2.10 shall be on a Licensed Product-by-Licensed Product basis.
2.10.4    Allergan shall be solely responsible for invoicing and booking sales, establishing all terms of sale (including pricing and discounts) and warehousing and distributing any Authorized Generic Version of a Product in the Territory and shall perform all related services, in each case, in a manner consistent with the terms and conditions of this Agreement. Allergan shall be solely responsible for handling all returns, recalls and withdrawals, order processing, invoicing and collection, distribution and inventory and receivables with respect to any Authorized Generic Version of a Product in the Territory.
2.11    Amendment of Existing APA and Existing License Agreement.
2.11.1    Existing APA. As of the Effective Date, the Existing APA shall be amended as follows:
(a)    The definition of “Assumed Liabilities” in Section 1.01 of the Existing APA is hereby amended so that (i) such definition shall be limited under each clause ((a) and (b)) to those obligations and liabilities that are filed, claimed, or incurred prior to the Effective Date of this Agreement; and (ii) such definition shall expressly exclude any and all obligations and liabilities occurring on or after the Effective Date of this Agreement, even if they relate to acts or omissions prior to the Effective Date of this Agreement.
(b)    Section 2.05 of the Existing APA is hereby amended so that Allergan shall not have any continuing liability or obligation to make any further payments thereunder.

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(c)    Section 4.06 of the Existing APA is hereby deleted in its entirety.
(d)    Sections 5.03 and 5.04 of the Existing APA are hereby deleted in their entirety.
(e)    Section 6.02 of the Existing APA is hereby deleted in its entirety.
2.11.2    Existing License Agreement. As of the Effective Date, the Existing License Agreement shall be amended as follows:
(a)    Section 2.05 of the Existing License Agreement is hereby deleted in its entirety and Allergan retains all rights to Develop and commercialize the OTC Product in the Field in the Territory (as such terms are defined in the Existing License Agreement) under the Existing License Agreement, subject only to the grants to NexMed under this Agreement.
(b)    Section 3.01 of the Existing License Agreement is hereby amended so that, for as long as the confidentiality obligations under ARTICLE 10 of this Agreement remain in effect, Section 3.01 of the Existing License Agreement shall not apply to any Confidential Information as such term is defined in this Agreement.
(c)    Section 4.06 of the Existing License Agreement is hereby deleted in its entirety.
(d)    Section 6.04 of the Existing License Agreement is hereby amended to delete all but the first sentence.
ARTICLE 3
JOINT STEERING COMMITTEE
3.1    Joint Steering Committee.      Upon [***], the Parties shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”), which shall consist of three (3) representatives from each of the Parties (or, with respect to Allergan, such other number as Allergan may determine in its sole discretion), each with the requisite experience and seniority to enable such person to make decisions on behalf of the Party appointing him or her with respect to the issues falling within the jurisdiction of the JSC. From time to time, each Party may substitute one or more of its representatives to the JSC on written notice to the other Party. Allergan and NexMed shall each select from their representatives a co-chairperson for the JSC, and each Party may change its designated co-chairperson from time to time upon written notice to the other Party. Notwithstanding the foregoing, Allergan shall have the right at any time, on written notice to NexMed, to suspend or dissolve the JSC.
3.2    Specific Responsibilities.      Notwithstanding Section 4.1 and Section 4.2, the JSC shall have overall responsibility for monitoring and providing general oversight with

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respect to NexMed’s Development, commercialization, and regulatory activities under this Agreement. In particular, the JSC shall:
3.2.1    serve as a forum for discussing strategies for obtaining and maintaining Regulatory Approval for the Products in the applicable Field in the Territory and oversee regulatory matters in the applicable Field in the Territory with respect to the Products;
3.2.2    review and comment on all material regulatory filings and documents (including INDs, NDAs, material labeling supplements, Regulatory Authority meeting requests, and core data sheets) with respect to the Products in the applicable Field in the Territory;
3.2.3    serve as a forum for monitoring and discussing proposed Development activities with respect to the Products in the applicable Field in the Territory;
3.2.4    oversee the conduct of Development activities and reporting in connection therewith pursuant to Section 4.1.2;
3.2.5    serve as a forum for monitoring and discussing NexMed’s annual commercialization plans and budgets, and any updates thereto, with respect to the Products in the applicable Field in the Territory; and
3.2.6    perform such other functions as are set forth herein or as the Parties may mutually agree in writing.
3.3    General Provisions Applicable to the JSC.
3.3.1    Meetings and Minutes. The JSC shall meet quarterly or as otherwise agreed to by the Parties, with the location of such meetings alternating between locations designated by Allergan and locations designated by NexMed, with the location of the first meeting designated by Allergan. The co-chairpersons of the JSC shall be responsible for calling meetings on no less than ten (10) Business Days’ (or such other time period as the Parties may agree) notice unless exigent circumstances require shorter notice. Each Party shall make all proposals for agenda items at least five (5) Business Days (or such other time period as the Parties may agree) in advance of the applicable meeting and shall provide all appropriate information with respect to such proposed items at least five (5) Business Days (or such other time period as the Parties may agree) in advance of the applicable meeting; provided that under exigent circumstances requiring input by the JSC, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting (which consent shall not be unreasonably conditioned, withheld or delayed). The co-chairpersons of the JSC shall prepare and circulate for review and approval of the Parties minutes of each meeting within thirty (30) days (or such other time period as the Parties may agree) after the meeting. The Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the JSC.

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3.3.2    Procedural Rules. The JSC shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement. A quorum of the JSC shall exist whenever there is present at a meeting at least one (1) representative appointed by each Party. Representatives of the Parties on the JSC may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by and be heard by, the other participants. Representation by proxy shall be allowed. Other employees or consultants of a Party who are not representatives of such Party on the JSC may attend meetings of the JSC; provided, however, that such attendees (a) shall not vote or otherwise participate in the decision-making process of the JSC, (b) are bound by obligations of confidentiality and non-disclosure at least as protective of the other Party as those set forth in this Agreement, and (c) in the case of non‑employees of a Party, shall be subject to the consent of the other Party, which shall not be unreasonably conditioned, withheld or delayed. Each Party shall be responsible for all of its own expenses of participating in the JSC (and any subcommittee or working team).
3.3.3    Decision-Making.
(a)    Subject to this Section 3.3.3, the JSC shall take action by unanimous vote of the Parties at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance. The Parties’ representatives on the JSC shall use good faith efforts to reach consensus on all matters within its decision-making authority.
(b)    Without limiting the other rights and obligations of the Parties under this Agreement, if the JSC cannot, or does not, reach consensus on an issue or dispute at a meeting or within a period of ten (10) Business Days thereafter (an “Unresolved Committee Matter”), then such Unresolved Committee Matter shall be submitted to the Executive Officers for attempted resolution in accordance with Section 14.5.1. If the Executive Officers are unable to resolve any Unresolved Committee Matter within the thirty- (30-) day period set forth in Section 14.5.1, then such Unresolved Committee Matter shall be resolved (if either Party wishes to do so) through arbitration in accordance with Section 14.5.2.
3.3.4    Limitations on Authority. Each Party shall retain the rights, powers, and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JSC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. The JSC shall not have the power to amend, modify, or waive compliance with any provision of this Agreement, which may only be amended or modified as provided in Section 14.7 or compliance with which may only be waived as provided in Section 14.9.
3.3.5    Subcommittees and Working Teams. From time to time the JSC may establish and delegate duties to such subcommittees or working teams as it deems necessary to achieve the objectives of this Agreement; provided, that (a) each such subcommittee or working team shall have appropriate representation from each Party; (b) the activities of such subcommittee or working team shall be subject to the oversight, review and approval of, and

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shall report to, the JSC; and (c) in no event shall the authority of any such subcommittee or working team exceed that specified for the JSC under this Agreement.
ARTICLE 4
DEVELOPMENT AND REGULATORY
4.1    Development.
4.1.1    Diligence. Subject to Section 3.2, NexMed shall, at its sole cost and expense, use Commercially Reasonable Efforts to Develop and obtain and maintain Regulatory Approvals for the Products for use in the applicable Field in the Territory. For clarity, NexMed shall remain obligated to use Commercially Reasonable Efforts to develop the Products (e.g., a Room Temperature Product and OTC Product) irrespective of whether Allergan exercises its Option under Section 6.3.2 (including payment therefor). For further clarity, once Allergan exercises its Option under Section 6.3.2, NexMed shall continue to use Commercially Reasonable Efforts to Develop and obtain Regulatory Approval for the Products in the Territory for which Regulatory Approvals have not yet been obtained in the Territory and to maintain such Regulatory Approvals until the Products have been transitioned to Allergan.
4.1.2    Reports. With respect to each Product, at least once per Calendar Quarter until Regulatory Approval is obtained for such Product in the applicable Field in the Territory and thereafter annually, and, with respect to each Product, within ten (10) Business Days after an NDA has been Filed for such Product for use in the applicable Field, NexMed shall provide Allergan with a written report describing in detail: (a) the Development activities NexMed has performed, or caused to be performed, with respect to such Product since the preceding report (or since the Effective Date with respect to the first such report), including any filings, submissions, communications or meetings with any Regulatory Authorities; (b) NexMed’s Development activities in process with respect to such Product; and (c) the future Development activities NexMed expects to initiate during the following twelve (12) months with respect to such Product (including any filings, submissions, communications or meetings with any Regulatory Authorities), including with respect to clauses (b) and (c), (x) the estimated timeline for the completion of such Development activities and (y) whether NexMed plans to subcontract any such activities. Upon Allergan’s request, the Parties shall meet and discuss in good faith the subject matter of any such report and NexMed shall consider in good faith Allergan’s comments with respect thereto.
4.1.3    Records. NexMed shall maintain, or cause to be maintained, records with respect to its Development activities hereunder in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, and in compliance with Applicable Law, which shall be complete and accurate and shall properly reflect all work done and results achieved in the performance of such Development activities. Such records shall be retained for at least three (3) years or such longer period as may be required by Applicable Law. NexMed shall use diligent efforts to ensure that such records and documentation include only information with respect to the applicable Development activities under this Agreement and do not include, and are not commingled with, records of activities outside of this Agreement.

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Allergan shall have the right, during normal business hours and upon reasonable notice, to inspect and copy any such records.
4.2    Regulatory Matters    .
4.2.1    Subject to Section 3.2, NexMed shall have the right and responsibility for preparing, obtaining and maintaining all Regulatory Approvals and other submissions, and for conducting communications with the Regulatory Authorities, with respect to each Product in the applicable Field in the Territory, and shall use Commercially Reasonable Efforts to prepare, obtain and maintain all such Regulatory Approvals; provided, that if Allergan exercises its Option pursuant to Section 6.3.2 (including payment therefor), Allergan shall assume responsibility for maintaining Regulatory Approvals, and for conducting communications with the Regulatory Authorities, with respect to each Product for which NexMed obtains Regulatory Approval. Except as provided in Section 6.4, all Regulatory Approvals relating to the Licensed Products in the applicable Field in the Territory shall be owned by, and shall be the sole property and held in the name of, NexMed or its designated Affiliate.
4.2.2    NexMed shall provide Allergan with a reasonable opportunity to review and comment on all material regulatory filings and documents (including INDs, NDAs, material labeling supplements, Regulatory Authority meeting requests, and core data sheets) with respect to the Products in the applicable Field in the Territory. NexMed shall consider in good faith Allergan’s comments with respect thereto.
4.3    Compliance    . NexMed shall perform or cause to be performed any and all of its Development activities under this Agreement in a good scientific manner and in compliance with all Applicable Law.
ARTICLE 5
COMMERCIALIZATION
5.1    Diligence    . The Commercializing Party shall, at its sole cost and expense, use Commercially Reasonable Efforts to commercialize the Products in the applicable Field in the Territory; provided, however, that Allergan’s obligations under this Section 5.1 are subject to NexMed satisfying its obligations hereunder with respect to the Optioned Product, including obtaining Regulatory Approval with respect to Developing and supplying the Products; and provided, further, that Allergan shall have no obligation to commercialize any OTC Product under this Agreement.
5.2    Compliance with Applicable Law    . The Commercializing Party shall, and shall cause its Affiliates to, comply with all Applicable Law with respect to the commercialization of the Products in the applicable Field in the Territory.
5.3    Commercialization Reports.      With respect to each Product being commercialized, at least once per Calendar Year, the Commercializing Party shall provide the other Party with a written report describing in detail the commercialization activities the

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Commercializing Party has performed, or caused to be performed, with respect to such Product since the preceding report (or since the Effective Date with respect to the first such report). Upon the non-Commercializing Party’s request, the Parties shall meet and discuss in good faith the subject matter of any such report and the Commercializing Party shall consider in good faith the non-Commercializing Party’s comments with respect thereto.
5.4    Sales and Distribution    . The Commercializing Party shall be solely responsible for invoicing and booking sales, establishing all terms of sale (including pricing and discounts) and warehousing and distributing each Product being commercialized in the applicable Field in the Territory and shall perform all related services, in each case, in a manner consistent with the terms and conditions of this Agreement. The Commercializing Party shall be solely responsible for handling all returns, recalls and withdrawals, order processing, invoicing and collection, distribution and inventory and receivables with respect to each Product being commercialized in the applicable Field in the Territory.
5.5    Markings    . To the extent required by Applicable Law or requested by Allergan (if Allergan is the non-Commercializing Party), the promotional materials, packaging and Product Labeling for each Licensed Product being commercialized by NexMed (if NexMed is the Commercializing Party) or any of its Affiliates in connection with such Licensed Product in the applicable Field in the Territory shall contain the Allergan Corporate Names; provided, for clarity, that in no event shall NexMed use the Allergan Corporate Names with respect to the promotional materials, packaging and Product Labeling for such Licensed Product, unless and only to the extent required by Applicable Law or otherwise requested by Allergan. The manner in which the Allergan Corporate Names are to be presented on promotional materials, packaging and Product Labeling for each Licensed Product being commercialized in the applicable Field in the Territory shall be subject to (a) prior review and approval by Allergan, such approval not to be unreasonably conditioned, withheld or delayed and (b) Section 2.6.
ARTICLE 6
ALLERGAN OPTION
6.1    Option    . Subject to the terms and conditions hereof, NexMed hereby grants to Allergan an option to obtain the exclusive right to Exploit the Products in the applicable Field in the Territory pursuant to the terms and conditions of this Agreement (the “Option”).
6.2    Safety Data Exchange Agreement.      If Allergan exercises its Option pursuant to Section 6.3.2 (including payment therefor), the Parties shall execute an amendment to this Agreement stating that the Parties shall enter into a Safety Data Exchange Agreement (“SDEA”) to establish the roles and responsibilities of the Parties for exchanging safety data related to the Products.  The SDEA shall include all terms necessary to allow the Parties to maintain compliance with all laws applicable to pharmacovigilance requirements for the clinical development and marketing of the Products in the Territory.  In the event that the Parties delegate obligations with respect to pharmacovigilance to a Third Party, they shall ensure that such Third Party is included in the SDEA as a contracting party.  Allergan will be responsible for the reporting of adverse events in the Territory to the appropriate Regulatory Authority. NexMed

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shall retain control of and shall maintain a global safety database for the Licensed Products and Allergan shall have a right of access to such global safety database.
6.3    Notice; Exercise; HSR    .
6.3.1    Notice. Within ten (10) Business Days after an NDA has been Filed for the first Licensed Product for use in the applicable Field, NexMed shall notify Allergan that such NDA has been Filed and deliver the Option Data Package with respect to the Licensed Products to Allergan. Within five (5) Business Days after the FDA has approved an NDA with respect to any Licensed Product for use in the applicable Field, NexMed shall notify Allergan that such NDA has been approved and provide Allergan a copy of such approved NDA. In addition to the information included in the Option Data Package with respect to the Licensed Products, NexMed shall promptly make available to Allergan such other material information relating to the Licensed Products as Allergan may reasonably request in order to make an informed decision regarding the exercise of its Option with respect to the Licensed Products.
6.3.2    Exercise.
(a)    Subject to Section 6.3.2(b), in order to exercise its Option with respect to the Products, Allergan must deliver to NexMed written notice of its exercise of such Option (such notice, an “Option Exercise Notice”) during the period beginning on the date the FDA approves an NDA for the first Licensed Product for use in the applicable Field and ending [***] ([***]) days after the later of such date and the date Allergan receives the complete Option Data Package for the Licensed Products (and such other information that Allergan may reasonably request pursuant to Section 6.3.1 (the “Option Period”)).
(b)    For clarity, if Allergan exercises its Option with respect to the first Licensed Product during the Option Period, Allergan shall (a) have been deemed to have exercised its Option with respect to all Licensed Products and (b) have rights to commercialize all Products under this Agreement. In the event that Allergan does not exercise its Option with respect to the first Licensed Product during the Option Period with respect thereto, the Option under Section 6.3.2 shall immediately terminate.
6.3.3    HSR. If Allergan determines that any notifications are required under the HSR Act with respect to Allergan’s exercise of its Option with respect to the Products, then it shall so notify NexMed thereof at any time during the period commencing on the first day of the Option Period for such Product and ending on the date, if any, Allergan delivers the Option Exercise Notice with respect to such Product to NexMed during such Option Period (notice of any such required notifications, an “HSR Notice”). If Allergan delivers NexMed an HSR Notice with respect to Allergan’s exercise of its Option with respect to the Products, then each Party shall, as promptly as practicable after the date Allergan delivers such HSR Notice to NexMed, file or cause to be filed with the U.S. Federal Trade Commission and the U.S. Department of Justice any notifications required to be filed under the HSR Act with respect to Allergan’s exercise of its Option with respect to the applicable Product (the “HSR Filing”); provided that each Party shall make its HSR Filing within ten (10) Business Days after the date Allergan delivers such HSR Notice to NexMed. Each Party shall use its reasonable best efforts to respond

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promptly to any requests for additional information made by such agencies, and to cause the waiting period (and any extension thereof) under the HSR Act to terminate or expire at the earliest possible date after the date of filing. Each Party is responsible for its own filing fees and for the costs and expenses of its own legal and other advice in preparing and conducting any HSR Filing and the Parties shall split the filings fees with respect to any HSR Filing 50/50.
6.4    Effect of Option Exercise    . With respect to the Optioned Products, subject to the other terms and conditions of this Agreement, and effective upon receipt by NexMed of payment pursuant to Section 8.2.2 with respect to the Optioned Products:
6.4.1    All licenses granted by Allergan in Section 2.1 shall terminate, except that NexMed shall retain a non-exclusive license solely to perform its Development and regulatory rights or obligations with respect to Products that have not yet received Regulatory Approval in the applicable Field in the Territory. NexMed shall no longer have any rights or obligations under ARTICLE 5 with respect to Optioned Products.
6.4.2    NexMed hereby grants to Allergan an exclusive (including with regard to NexMed and its Affiliates) license (or sublicense) with the right to grant sublicenses through multiple tiers under the NexMed Patents, the NexMed Know-How and NexMed’s interest in the Joint Know-How and Joint Patents to Exploit the Optioned Products in the applicable Field in the Territory, except that NexMed shall retain the non-exclusive right to perform its Development and regulatory rights or obligations with respect to Products that have not yet received Regulatory Approval in the applicable Field in the Territory.
6.4.3    Unless otherwise agreed by the Parties, NexMed hereby assigns to Allergan all of NexMed’s right, title, and interest in and to (a) the Product Trademark, (including any variations or derivatives thereof) and all other Trademarks, including any trade dress rights, that are used or held for use, or that are intended for use, with any of the Optioned Products, together with all federal, state and common law rights therein and thereto, all registrations and applications thereof, and all goodwill associated with any of the foregoing in the Territory, and (b) all existing Regulatory Documentation with respect to the Optioned Products, including the Existing IND, the Existing NDA and any other Regulatory Documentation assigned by Allergan to NexMed pursuant to Section 2.8, and Allergan hereby grants NexMed a non-exclusive right of reference with respect to such Regulatory Documentation solely to enable NexMed to perform its obligations, or exercise its rights, under this Agreement with respect to the Optioned Products in the applicable Field in the Territory.
6.4.4    As between the parties, Allergan shall have all rights, title and interest in the Territory to use, seek to register, register, protect, defend, maintain and enforce in the Territory any Trademarks that correspond to any Trademarks, including any trade dress rights and any variations and derivatives thereof, that are owned or controlled by NexMed outside the Territory and that are used or held for use or that are intended for use with any of the Products outside the Territory.
6.4.5    NexMed shall use Commercially Reasonable Efforts to disclose and make available to Allergan the Regulatory Documentation with respect to the Optioned

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Products within five (5) Business Days after the Exercise Effective Date with respect to such Optioned Products and thereafter, when and as such Regulatory Documentation becomes available.
6.4.6    Promptly following the Exercise Effective Date with respect to the Optioned Products, the Parties shall enter into an agreement to ensure a smooth and orderly transition of the Exploitation of each Optioned Product to Allergan or its designee, as well as an agreement governing the Parties’ respective rights and responsibilities with respect to the coordination of safety-related regulatory obligations, including the reporting of adverse events and other safety or quality data with respect to the Products. Each such agreement shall set forth terms and conditions with respect to such activities that are reasonable and customary in the industry for agreements of that nature.
6.4.7    Without limiting NexMed’s obligations under ARTICLE 4 with respect to Optioned Products for which it has not yet obtained Regulatory Approval or under ARTICLE 7 with respect to the Manufacture of the Optioned Products by NexMed, Allergan shall have the right to obtain and maintain all Regulatory Approvals and other submissions, and to conduct communications with the Regulatory Authorities, with respect to the Optioned Products in the applicable Field in the Territory. Unless otherwise agreed by the Parties, all Regulatory Approvals relating to the Optioned Products in the applicable Field in the Territory (other than Regulatory Approvals and related communications with respect to the Manufacture of the Optioned Products by NexMed) shall be owned by, and shall be the sole property and held in the name of, Allergan or its designated Affiliate. NexMed shall be responsible for obtaining and maintaining all Regulatory Approvals, making all submissions, and conducting all communications with the Regulatory Authorities with respect to its Manufacture of an Optioned Product.
6.4.8    Unless otherwise agreed by the Parties, NexMed shall assign (or cause its Affiliates to assign) to Allergan all NexMed Product Agreements relating to the Optioned Product, unless, with respect to any such NexMed Product Agreement, such NexMed Product Agreement expressly prohibits such assignment or relates to Products other than the Optioned Products or relates to countries inside and outside the Territory, in which case NexMed shall cooperate with Allergan in all reasonable respects to secure the consent of the applicable Third Party to such assignment or to bifurcate such agreement, and if any such consent cannot be obtained with respect to the NexMed Product Agreement or such agreement cannot be bifurcated, NexMed shall obtain for Allergan substantially all of the practical benefit and burden under such NexMed Product Agreement, including by (i) entering into appropriate and reasonable alternative arrangements on terms mutually agreeable to Allergan and NexMed and (ii) subject to the consent and control of Allergan, enforcing, at Allergan’s cost and expense and for the account of Allergan, any and all rights of NexMed against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.
6.4.9    Any further commercialization of the Optioned Products shall be subject to the terms of ARTICLE 5.

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6.4.10    Allergan shall be solely responsible for invoicing and booking sales, establishing all terms of sale (including pricing and discounts) and warehousing and distributing the Optioned Product in the applicable Field in the Territory and shall perform all related services, in each case, in a manner consistent with the terms and conditions of this Agreement. Allergan shall be solely responsible for handling all returns, recalls and withdrawals, order processing, invoicing and collection, distribution and inventory and receivables with respect to such Optioned Product in the applicable Field in the Territory.
6.4.11    Allergan may subcontract any of the Exploitation of any Optioned Product in the applicable Field in the Territory; provided, that with respect to any such approved subcontracting (a) Allergan shall oversee the performance by its subcontractors of the subcontracted activities in a manner that would be reasonably expected to result in their timely and successful completion and shall remain responsible for the performance of such activities in accordance with this Agreement and (b) any agreement pursuant to which NexMed engages a subcontractor must (i) be consistent with this Agreement and (ii) without limiting the foregoing clause (i), contain terms obligating such subcontractor to comply with confidentiality provisions that are at least as restrictive as those set forth in ARTICLE 10.
6.4.12    The applicable [***] Milestone Payment and royalties with respect to such Optioned Product shall become payable by Allergan to NexMed pursuant to Section 8.2.2 and Section 8.3, as applicable.
6.4.13    NexMed shall duly execute and deliver or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as Allergan may reasonably request to transfer the Products to Allergan as contemplated by this Agreement.
ARTICLE 7
MANUFACTURE AND SUPPLY
7.1    In General    . The Commercializing Party shall be responsible for the Manufacture of the Products (for clarity, excluding any Authorized Generic Version of any Licensed Product, which shall be Manufactured solely by NexMed); provided, that if Allergan is the Commercializing Party, NexMed shall for a period not to exceed [***] ([***]) months (or such longer period as may be reasonably required for Allergan to establish and qualify an alternative source) supply to Allergan the Optioned Products and/or the Authorized Generic Version of the Optioned Products at its cost plus [***] percent ([***]%). During this [***] ([***]) month period (or such longer period as may be reasonably required), NexMed shall use Commercially Reasonable Efforts to introduce Allergan to its supplier and arrange for Allergan to receive its supply of the Optioned Products directly from such supplier under the same terms as those previously negotiated by NexMed. If Allergan exercises its right to AG Launch an Authorized Generic Version of a Product pursuant to Section 2.10.1 while NexMed is the Commercializing Party, NexMed shall supply such Authorized Generic Version to Allergan at its cost plus [***] percent ([***]%). For clarity, Allergan shall have no right to receive supply of

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Product (including any Authorized Generic Version) intended for Exploitation outside the Territory or outside the Field.
7.2    Supply Agreement.      As soon as reasonably practicable after the Effective Date, the Parties shall enter into a supply agreement reflecting the terms and conditions set forth in the Supply Term Sheet (the “Supply Agreement”) and such additional terms as are agreed by the Parties in good faith, which, for clarity, shall supplement and shall not materially expand, limit or change the terms and conditions set forth in the Supply Term Sheet; provided, that (a) NexMed’s supply obligations under this ARTICLE 7 shall not be contingent on the preparation and execution of the Supply Agreement between the Parties and (b) if the Parties are unable to agree upon the terms and conditions of the Supply Agreement, then NexMed shall fulfill its supply obligations based on the terms and conditions of the Supply Term Sheet.
ARTICLE 8
PAYMENTS
8.1    Upfront Payment    . No later than ten (10) Business Days after the Effective Date, NexMed shall pay Allergan an upfront amount equal to $1,000,000. Such payment shall be non-refundable and non-creditable against any other payments due hereunder.
8.2    Milestones    .
8.2.1    Regulatory Milestone. NexMed shall pay Allergan the following non-refundable, non-creditable milestone payment within ten (10) Business Days after the achievement of the Milestone Event with respect to the first Licensed Product to achieve such Milestone Event:

Milestone Event	Payment
[***]	$1,500,000

8.2.2    [***] Milestones. If Allergan exercises its Option pursuant to Section 6.3.2 with respect to the Products, Allergan shall pay to NexMed the non-refundable, non-creditable amount set forth below with respect to such Product (each, an “[***] Milestone Payment”) within ten (10) Business Days after the later of: (a) the achievement of the corresponding Milestone Event with respect to such Product, (b) Allergan’s exercise of its Option with respect to such Product, and (c) if Allergan delivers an HSR Notice to NexMed pursuant to Section 6.3.3 with respect to Allergan’s exercise of its Option with respect to such Product, the expiration or earlier termination of the waiting period (or any extension thereof) under the HSR Act with respect thereto:

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Milestone Event	[***] Milestone Payment
[***] (the “[***] Milestone”)	$[***]
[***] (the “[***] Milestone”)	$[***]

For clarity, if Allergan delivers an HSR Notice and Allergan is unable to proceed with exercising the Option due to restrictions under the HSR Act, then Allergan shall not be obligated to pay NexMed either the [***] Milestone or the [***] Milestone.
8.2.3    Determination that Milestone Event Has Occurred. The Paying Party shall notify the Payee Party promptly of the achievement of each Milestone Event. In the event that, notwithstanding the fact that the Paying Party has not provided the Payee Party such a notice, the Payee Party believes that any such Milestone Event has been achieved, it shall so notify the Paying Party in writing and the Parties shall promptly meet and discuss in good faith whether such Milestone Event has been achieved. Any dispute under this Section 8.2.3 regarding whether or not a Milestone Event has been achieved shall be subject to resolution in accordance with Section 14.5.
8.2.4    Each payment in this Section 8.2 shall be payable only upon the first achievement of such milestone and no amounts shall be due for subsequent or repeated achievements of such milestone.
8.2.5    For clarity, no payment shall be due under this Section 8.2 with respect to any Authorized Generic Version of a Licensed Product.
8.3    Royalties    .
8.3.1    Licensed Product Royalties. During the applicable Royalty Term with respect to each Licensed Product, NexMed shall pay Allergan a royalty of twenty percent (20%) on Net Sales of such Licensed Product in the Territory.
8.3.2    Optioned Product Royalties. If Allergan exercises its Option pursuant to Section 6.3.2 with respect to the Products, then during the applicable Royalty Term with respect to each Optioned Product, Allergan shall pay NexMed a royalty of [***] percent ([***]%) on Net Sales of such Optioned Product in the Territory. For clarity, no payments shall be due under this Section 8.3.2 with respect to Authorized Generic Versions of a Product.
8.3.3    Authorized Generic and Optioned Product Payments. During the applicable Authorized Generic Term with respect to a Product, Allergan shall pay NexMed [***] percent ([***]%) of Net Profits for any Authorized Generic Version of such Product in the Territory. For clarity, no payment shall be due under this Section 8.3.3 with respect to an Optioned Product.
8.3.4    Generic Entry. Notwithstanding the foregoing, if at any time sales of Generic Products and Authorized Generic Versions of a Product have achieved [***]

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percent ([***]%) market penetration (based on unit volume of such Product and such Generic Products and Authorized Generic Versions as reported by IMS in a Calendar Quarter), then any payments owed with respect to such Product pursuant to this Section 8.3 will be reduced by [***] percent ([***]%) for the remainder of the applicable Royalty Term, such reduction to be prorated appropriately for the then-current Calendar Quarter.
8.3.5    Blended Royalty.
(a)    NexMed acknowledges that (i) the Allergan Know-How and the Technology included in the Existing IND and Existing NDA assigned by Allergan to NexMed pursuant to Section 2.8 are proprietary and valuable and that without the Allergan Know-How and such Technology, NexMed would not be able to obtain and maintain Regulatory Approvals with respect to the Licensed Products in the applicable Fields in the Territory, (ii) the Existing IND and Existing NDA will allow NexMed to obtain and maintain the Regulatory Exclusivity Period with respect to each of the Licensed Products in the applicable Field in the Territory, (iii) access to the Allergan Know-How and the rights with respect to the Existing IND and Existing NDA have provided NexMed with a competitive advantage in the marketplace beyond the exclusivity afforded by the Allergan Patents and the applicable Regulatory Exclusivity Periods, and (iv) the royalties set forth in Section 8.3.1, are, in part, intended to compensate Allergan for such exclusivity and such competitive advantage. The Parties agree that the royalty rates set forth in Section 8.3.1 reflect an efficient and reasonable blended allocation of the value provided by Allergan to NexMed.
(b)    Allergan acknowledges that (i) the NexMed Know-How and the Technology included in the Regulatory Documentation to be assigned by NexMed to Allergan pursuant to Section 6.4.3 are proprietary and valuable and that without the NexMed Know-How and such Technology, Allergan would not be able to maintain Regulatory Approvals with respect to each of the Optioned Products in the applicable Field in the Territory, (ii) such Regulatory Approvals will allow Allergan to obtain and maintain the Regulatory Exclusivity Period with respect to the Optioned Products in the applicable Fields in the Territory, (iii) access to the NexMed Know-How and the rights with respect to such Regulatory Documentation will provide Allergan with a competitive advantage in the marketplace beyond the exclusivity afforded by the NexMed Patents and the applicable Regulatory Exclusivity Periods, and (iv) the royalties set forth in Section 8.3.2, are, in part, intended to compensate NexMed for such exclusivity and such competitive advantage. The Parties agree that the royalty rates set forth in Section 8.3.2 reflect an efficient and reasonable blended allocation of the value provided by NexMed to Allergan.
8.3.6    Payment Dates and Reports. With respect to each Product, royalty payments and Net Profit payments, if applicable, with respect to such Product shall be made by the Paying Party with respect thereto within forty five (45) days after the end of each Calendar Quarter commencing with the Calendar Quarter in which the first day of the Royalty Term or Authorized Generics Term, as applicable, for such Product occurs. The Paying Party shall also provide to the Payee Party, at the same time each such payment is made, a report showing: (a) the Net Sales of such Product in the Territory for the applicable period; (b) the

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basis for any deductions from Invoiced Sales to determine Net Sales; (c) with respect to royalty payments, a calculation of the amount of royalty due to the Payee Party; and (d) with respect to Net Profit payments, a calculation of the amount of Net Profits due to NexMed.
8.4    Mode of Payment    . All payments to the Payee Party under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as the Payee Party may from time to time designate by written notice to the Paying Party.
8.5    Taxes.     Any Payment payable by the Paying Party to the Payee Party pursuant to this Agreement shall be paid free and clear of any and all taxes, duties, levies, imposts, assessments, deductions, fees, and other similar charges (“Taxes”). Except as provided in this Section 8.5, each Party is responsible for its own Taxes imposed on or measured by net income or overall gross income (including branch profits), gross receipts, capital, ability or right to do business, property, and franchise or similar taxes pursuant to Applicable Law. If any Applicable Law requires the deduction or withholding of any Tax from any Payment, then the Paying Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental entity in accordance with Applicable Law; provided, however, if any Applicable Law requires the deduction or withholding of any Tax from any Payment, the Paying Party shall increase the Payment as necessary so that after such liability, deduction or withholding has been made, the relevant Payee Party receives the amount it would have received had no such deduction or withholding been required or made. If the Payee Party is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding Tax, it may deliver to the Paying Party or the appropriate governmental entity (with the assistance of the Paying Party to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve the Paying Party of its obligation to withhold such Tax, and the Paying Party shall apply the reduced rate of withholding, or dispense with withholding, as the case may be; provided, that the Paying Party has received evidence, in a form satisfactory to the Paying Party, of the Payee Party’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least ten (10) days prior to the date that the applicable Payment is due. If, in accordance with the foregoing, the Paying Party withholds any amount, it shall make timely payment to the proper governmental entity of the withheld amount and send to the Payee party proof of such payment within ten (10) days following such payment. The Parties shall reasonably cooperate to minimize any such withholding Taxes. If either Party assigns this Agreement to an Affiliate or Third Party pursuant to Section 14.2 and, as a result of such assignment, payments made hereunder are subject to additional withholding Tax after any minimization due to exemptions or reductions as permitted by Applicable Law (e.g., applicable tax treaties), such assigning Party shall be responsible for the resulting additional withholding Taxes; provided, however, that if the non-assigning Party derives a Tax benefit (including through the use of foreign Tax credit) determined on a with and without basis as a result of such additional withholding, then the non-assigning Party shall promptly reimburse the assigning Party for the amount of such benefit; provided, further, that the non-assigning Party shall take all commercially reasonable actions necessary to obtain any Tax reductions, exemptions, minimization, or benefit (including through the use of foreign Tax

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credit) with respect to such additional withholding Taxes and to defend such benefit in a Tax audit.
8.6    Interest on Late Payments    . If any Payment due to the Payee Party under this Agreement is not paid when due, then the Paying Party shall pay interest thereon and on any unpaid accrued interest (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of three hundred (300) basis points above LIBOR, such interest to run from the date upon which payment of such amount became due until payment thereof in full together with such accrued interest.
8.7    Financial Records    . The Paying Party shall, and shall cause its Affiliates and its and their respective Sublicensees to, keep complete and accurate books and records pertaining to the sale, delivery and use of each applicable Product, including books and records of Invoiced Sales (including any deductions therefrom) and Net Sales of such Product in the applicable Field in the Territory. The Paying Party shall, and shall cause its Affiliates and its and their respective Sublicensees to, retain such books and records, until the later of three (3) years after the end of the period to which such books and records pertain and the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.
8.8    Audit    . At the request of the Payee Party, the Paying Party shall, and shall cause its Affiliates and its and their respective Sublicensees to, permit an independent certified public accountant retained by the Payee Party, at reasonable times and upon reasonable notice, to audit the books and records maintained pursuant to Section 8.7. Such audits may not (a) be conducted for any Calendar Quarter more than three (3) years after the end of the calendar year in which such Calendar Quarter occurs, (b) be conducted more than once in any twelve (12)-month period (unless a previous audit during such twelve (12)-month period revealed an underpayment with respect to such period or the Paying Party restates or revises such books and records for such twelve (12)-month period) or (c) be repeated for any Calendar Quarter. Except as provided below, the cost and expense of any audit shall be borne by the Payee Party, unless the audit reveals a variance of more than five percent (5%) from the reported amounts, in which case the Paying Party shall bear the cost and expense of the audit. Unless disputed pursuant to Section 8.9, if such audit concludes that additional payments were owed or that excess payments were made during such period, the Paying Party shall pay the additional amounts, with interest from the date originally due as provided in Section 8.6, or the Payee Party shall reimburse such excess payments, in either case, within thirty (30) days after the date on which such audit is completed and the conclusions thereof are notified to the Parties.
8.9    Audit Dispute    . In the event of a dispute over the results of any audit conducted pursuant to Section 8.8, the Parties shall work in good faith to resolve such dispute. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within ten (10) days, either Party shall have the right to submit the dispute for arbitration to a certified public accounting firm selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Accountant”). The decision of the Accountant shall be final and the costs and expenses of such arbitration as well as the initial audit shall be

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borne between the Parties in such manner as the Accountant shall determine. Not later than thirty (30) days after such decision and in accordance with such decision, the Paying Party shall pay the additional royalties, with interest from the date originally due as provided in Section 8.6 or the Payee Party shall reimburse such excess payments, as applicable.
8.10    Confidentiality    . The Parties shall treat all information subject to review under this ARTICLE 8 in accordance with the confidentiality provisions of ARTICLE 10 and the Parties shall cause the independent public accountant retained by such Party pursuant to Section 8.9 or the Accountant, as applicable, to enter into a reasonably acceptable confidentiality agreement that includes an obligation to retain all such financial information in confidence.
ARTICLE 9
INTELLECTUAL PROPERTY
9.1    Ownership of Intellectual Property    .
9.1.1    Ownership of Technology. Subject to the licenses granted under Section 2.1, Section 6.4.2, or Section 13.2.1, as applicable, as between the Parties, each Party shall own and retain all right, title and interest in and to any and all: (a) Technology and inventions that are conceived, discovered, developed or otherwise made by or on behalf of such Party, any of its Affiliates or any of its or their respective (sub)licensees under or in connection with this Agreement, whether or not patented or patentable, and any and all Patents and other intellectual property rights with respect thereto, except to the extent that any such Technology or any Patent or intellectual property rights with respect thereto, is Joint Know-How or Joint Patents, and (b) other Technology and inventions, Patents and other intellectual property rights that are owned or otherwise Controlled by such Party, or any of its Affiliates or any of its or their respective (sub)licensees.
9.1.2    Ownership and Use of Joint Patents and Joint Know-How. As between the Parties, the Parties shall each own an equal, undivided interest in any and all (a) Technology and inventions that are conceived, discovered, developed or otherwise made jointly by or on behalf of NexMed, any of its Affiliates or any of its or their respective (sub)licensees, on the one hand, and Allergan, any of its Affiliates or any of its or their respective (sub)licensees, on the other hand, in connection with the work conducted under or in connection with this Agreement, whether or not patented or patentable (the “Joint Know-How”), and (b) Patents and other intellectual property rights with respect to the Technology and inventions described in the foregoing clause (a) (the “Joint Patents”). Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates and its and their respective (sub)licensees to so disclose, the conception, discovery, development or making of any Joint Know-How or Joint Patents. Subject to the license grants set forth in Section 2.1, Section 6.4.2, or Section 13.2.1, as applicable, each Party and its Affiliates shall have the right to use and otherwise exploit any Joint Know-How or Joint Patents for any purpose in the Territory in any manner and for any purpose outside of this Agreement without any duty to share profits with, or provide an accounting to, the other Party with respect to such use and exploitation.

[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

9.1.3    United States Law. The determination of whether Technology and inventions are conceived, discovered, developed, or otherwise made by a Party or any of its Affiliates or its or their respective (sub)licensees for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States as such law exists as of the Effective Date irrespective of where such conception, discovery, development or making occurs. Each Party shall, without additional compensation, cooperate to make any necessary assignments to fully effect the ownership provided for in Section 9.1.1 or Section 9.1.2, as applicable.
9.1.4    Ownership of Allergan Corporate Names. Subject to the licenses granted in Section 2.1, as between the Parties, Allergan shall retain all right, title and interest in and to the Allergan Corporate Names.
9.2    Prosecution and Maintenance of Patents    .
9.2.1    Allergan-Managed Patents in the Territory. Allergan shall maintain (including with respect to related interference, derivation, re-issuance, re-examination, opposition and other post-grant proceedings) the Allergan-Managed Patents in the Territory at its sole cost and expense.
9.2.2    NexMed-Managed Patents in the Territory. NexMed shall prepare, file, prosecute and maintain (including with respect to related interference, derivation, re-issuance, re-examination, opposition and other post-grant proceedings) the NexMed-Managed Patents in the Territory at its sole cost and expense.
9.2.3    Cooperation. The Party that has the right to prepare, file, prosecute and maintain the Allergan-Managed Patents or the NexMed-Managed Patents, as applicable (the “Prosecuting Party”) shall keep the other Party (the “Non-Prosecuting Party”) informed of all steps to be taken in the preparation and prosecution of all applications filed by it pursuant to Section 9.2.1 or Section 9.2.2, as applicable and shall furnish the Non-Prosecuting Party with copies of such applications for Patents, amendments thereto and other related correspondence to and from patent offices, and, to the extent reasonably practicable, permit the Non-Prosecuting Party an opportunity to offer its comments thereon before making a submission to a patent office and the Prosecuting Party shall consider in good faith the Non-Prosecuting Party’s comments. The Non-Prosecuting Party shall offer its comments, if any, promptly. The Non-Prosecuting Party shall assist the Prosecuting Party at the reasonable request of the Prosecuting Party from time to time in connection with its activities set forth in Section 9.2.1 or Section 9.2.2, as applicable.
9.2.4    Patent Listings. Notwithstanding Section 9.2.3, NexMed shall not list any Patent in the FDA’s Orange Book without the prior written consent of Allergan (such consent not to be unreasonably conditioned, withheld or delayed), irrespective of whether Allergan has exercised its Option pursuant to Section 6.3.2.

[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

9.2.5    Common Ownership Under Joint Research Agreements. Notwithstanding anything to the contrary in this ARTICLE 9, neither Party shall have the right to make an election under 35 U.S.C. 102(c) when exercising its rights under this ARTICLE 9 without the prior written consent of the other Party. With respect to any such permitted election, the Parties shall coordinate their activities with respect to any submissions, filings, or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. 100(h).
9.3    Enforcement of Patents    .
9.3.1    Notice. If either Party becomes aware of (a) any suspected infringement of any Allergan Patent, NexMed Patent or Joint Patent in the Territory or (b) any certification filed under the Hatch-Waxman Act claiming that any Allergan Patent, NexMed Patent or Joint Patent is invalid or unenforceable or claiming that no Allergan Patents, NexMed Patents or Joint Patents would be infringed by the making, use, offer for sale, sale or import of a product for which an application under the Hatch-Waxman Act is filed (each of clauses (a) and (b), an “Infringement”), such Party shall promptly notify the other Party and provide it with all details of such Infringement of which it is aware (each, an “Infringement Notice”); provided, that each Party shall give the other Party an Infringement Notice not later than three (3) Business Days after it becomes aware of any Infringement described in clause (b) above.
9.3.2    Enforcement. The Enforcing Party shall have the first right, but not the obligation, through counsel reasonably acceptable to the other Party, to initiate an infringement action with respect to any Infringement of any Allergan Patent, NexMed Patent or Joint Patent at its sole cost and expense. If the Enforcing Party does not initiate such an infringement action within ninety (90) days (or twenty five (25) days in the case of any Infringment described in clause (b) of the definition thereof) of learning of an Infringement, or earlier notifies the Non-Enforcing Party in writing of its intent not to so initiate an action, then the Non-Enforcing Party shall have the right, but not the obligation, to bring such an action; provided that, except with respect to any Infringement described in clause (b) of the definition thereof, if the Enforcing Party has commenced negotiations with an alleged infringer for discontinuance of such Infringement within such ninety (90)-day period, the Enforcing Party shall have an additional ninety (90) days to conclude its negotiations before the Non-Enforcing Party may bring suit for such Infringement.
9.3.3    Settlement. The Party that initiates an infringement action with respect to any Infringement of any Allergan Patent, NexMed Patent or Joint Patent pursuant to Section 9.3.2 also shall have the right to control settlement of such claim; provided, that (a) no settlement shall be entered into without the prior consent of the other Party if such settlement would adversely affect or diminish the rights and benefits of the other Party under this Agreement, or impose any new obligations or adversely affect any obligations of the other Party under this Agreement and (b) the initiating Party shall not be entitled to settle any such claim by granting a license or covenant not to sue under or with respect to the Patents or other intellectual property rights owned or otherwise controlled by the other Party without the prior written consent of such Party, such consent not to be unreasonably conditioned, withheld or delayed.

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9.3.4    Cooperation. If a Party is entitled to and brings an infringement action in accordance with this Section 9.3, the other Party shall cooperate fully, including being joined as a party plaintiff in such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours. If a Party pursues an action against such alleged Infringement, it shall consider in good faith any comments from the other Party and shall keep the other Party reasonably informed of any steps taken to preclude such Infringement.
9.3.5    Costs and Recovery. Each Party shall bear its own costs and expenses relating to any Infringement action commenced pursuant to this Section 9.3. Any damages or other amounts collected shall be first allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such costs and expenses). Any remainder after such reimbursement is made shall be retained by the Party pursuing such Infringement action, and if such Party is the Enforcing Party, then such remainder shall be deemed Net Sales and be subject to the royalty obligations in Section 8.3.1 or Section 8.3.2, as applicable.
9.4    Infringement Claims by Third Parties    .
9.4.1    Defense of Third Party Claims. If a Third Party asserts that a Patent or other intellectual property right owned or otherwise controlled by it is infringed by the Exploitation of a Product in the applicable Field in the Territory, the Party first made aware of such a claim shall promptly provide the other Party written notice of such claim along with the related facts in reasonable detail. NexMed shall have the first right, but not the obligation, to control the defense of any such claim with respect to a Licensed Product and Allergan shall have the first right, but not the obligation, to control the defense of any such claim with respect to an Optioned Product. If the Party with the first right to control the defense of a claim fails to assume control of the defense of such claim within ninety (90) days after receiving notice thereof from, or giving notice thereof to, the other Party pursuant to the first sentence of this Section 9.4.1, then the other Party shall have the right, but not the obligation, to defend against such claim. Notwithstanding the foregoing, the Party controlling such defense (the “Controlling Party”) shall not be entitled to assert a claim or counterclaim against such Third Party based on the Patents or other intellectual property rights for which it is not the Enforcing Party without the prior written consent of the Enforcing Party, such consent not to be unreasonably conditioned, withheld or delayed. The Non-Controlling Party shall cooperate with the Controlling Party, at the Controlling Party’s reasonable request, cost and expense, in any such defense and shall have the right, at its own expense, to be represented separately by counsel of its own choice in any such proceeding.
9.4.2    Settlement of Third Party Claims. The Controlling Party with respect to a particular claim pursuant to Section 9.4.1 also shall have the right to control settlement of such claim; provided, that (a) no settlement shall be entered into without the prior consent of the Non-Controlling Party if such settlement would adversely affect or diminish the rights and benefits of the Non-Controlling Party under this Agreement, or impose any new obligations or adversely affect any obligations of the Non-Controlling Party under this

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Agreement and (b) the Controlling Party shall not be entitled to settle any such claim by granting a license or covenant not to sue under or with respect to the Patents or other intellectual property rights for which it is not the Enforcing Party without the prior written consent of the Enforcing Party, such consent not to be unreasonably conditioned, withheld or delayed.
9.4.3    Allocation of Costs. All costs and expenses relating to any defense, settlement and judgments in actions commenced pursuant to this Section 9.4 shall be borne by the Enforcing Party.
9.5    Invalidity or Unenforceability Defenses or Actions    .
9.5.1    Third Party Defense or Counterclaim.
(a)    If a Third Party asserts, as a defense or as a counterclaim in any infringement action under Section 9.3 or claim or counterclaim asserted under Section 9.4, or in a declaratory judgment action or similar action or claim filed by such Third Party, that any Allergan Patent, NexMed Patent or Joint Patent is invalid or unenforceable, then the Party pursuing such infringement action, or the Party first obtaining knowledge of such declaratory judgment action, as the case may be, shall promptly give written notice to the other Party.
(b)    The Enforcing Party shall have the first right, but not the obligation, through counsel of its choosing, at its sole cost and expense, to defend against such action or claim. If the Enforcing Party fails to accept control of the defense of such a claim within ninety (90) days after receiving notice thereof from, or giving notice thereof to, the Non-Enforcing Party pursuant to Section 9.5.1(a), the Non-Enforcing Party shall have the right, through counsel of its choosing, at its sole cost and expense, to defend against such action or claim.
9.5.2    Assistance. Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time, at its sole cost and expense, in connection with its activities set forth in Section 9.5.1, including by providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided, that neither Party shall be required to disclose legally privileged information unless and until procedures reasonably acceptable to such Party are in place to protect such privilege. In connection with any such defense or claim or counterclaim, the Enforcing Party shall consider in good faith any comments from the Non-Enforcing Party and shall keep the Non-Enforcing Party reasonably informed of any steps taken, and shall provide copies of all documents filed, in connection with such defense, claim or counterclaim. In connection with the activities set forth in Section 9.5.1, each Party shall consult with the other as to the strategy for the defense of the applicable Patents.
9.6    Product Trademark    .
9.6.1    Notice. Without limiting Section 9.4.1, each Party shall provide the other Party prompt written notice of any actual or threatened infringement of the Product Trademark in the Territory and of any actual or threatened claim that the use of the Product

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Trademark in the Territory violates the rights of any Third Party, in each case, of which such Party becomes aware.
9.6.2    Maintenance and Prosecution of Product Trademark. Subject to Section 2.5, Section 6.4.3 and Section 13.2.1, NexMed shall own all right, title, and interest to the Product Trademark in the Territory, and shall be responsible for the registration, prosecution, and maintenance thereof. All costs and expenses of registering, prosecuting, and maintaining the Product Trademarks shall be borne solely by NexMed.
9.6.3    Enforcement of Product Trademarks. The Enforcing Party shall have the right and responsibility for taking such action as the Enforcing Party, after consultation with the Non-Enforcing Party, deems necessary against a Third Party based on any alleged, threatened, or actual infringement, dilution, misappropriation, or other violation of, or unfair trade practices or any other like offense relating to, the Product Trademark by a Third Party in the Territory. The Enforcing Party shall bear the costs and expenses relating to any enforcement action commenced pursuant to this Section 9.6.3 and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith. In the event that the Enforcing Party fails to assume responsibility for such enforcement, the Non-Enforcing Party shall have the right and responsibility for such action, in which case the Non-Enforcing Party shall bear all costs and expenses and shall retain any damages or other amounts collected in connection therewith.
9.6.4    Third Party Claims. The Enforcing Party shall have the right and responsibility for defending against any alleged, threatened, or actual claim by a Third Party that the use or registration of the Product Trademark in the Territory infringes, dilutes, misappropriates, or otherwise violates any Trademark or other right of such Third Party or constitutes unfair trade practices or any other like offense, or any other claims as may be brought by a Third Party against a Party in connection with the use of the Product Trademark with respect to a Product in the Territory. The Enforcing Party shall bear the costs and expenses relating to any defense commenced pursuant to this Section 9.6.4 and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith.
9.6.5    Cooperation. Each Party shall, and shall cause its Affiliates and its and their respective Sublicensees to, cooperate fully with the other Party with respect to any enforcement action or defense commenced pursuant to this Section 9.6; provided, that the Enforcing Party shall bear the costs and expenses incurred by the Non-Enforcing Party in connection with such cooperation.
ARTICLE 10
CONFIDENTIALITY AND NON-DISCLOSURE
10.1    Confidential Information.      “Confidential Information” means any information provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) (a) under or in connection with the Existing License Agreement and (b) under or in connection with this Agreement, including any information relating to the Compound or any

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Product (including the Regulatory Documentation and Regulatory Approvals and any information or data contained therein), any Exploitation of a Product in the Territory or the scientific, regulatory or business affairs or other activities of the Disclosing Party; provided, however, that, notwithstanding Article 3 of the Existing License Agreement, any information relating to the Compound or any Product or the Exploitation thereof (collectively, “Product Information”) shall, irrespective of the Party that actually disclosed such Product Information, be deemed Confidential Information of both Parties unless and until Allergan exercises its Option pursuant to Section 6.3.2 with respect to a Product, whereupon such Product Information with respect to such Product shall be deemed the sole and exclusive Confidential Information of Allergan and Allergan shall be the Disclosing Party and NexMed the Receiving Party with respect thereto. Notwithstanding the foregoing, Confidential Information shall not include any information that:
10.1.1    is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the Receiving Party in breach of this Agreement;
10.1.2    except with respect to Product Information (which shall not be subject to this Section 10.1.2), can be demonstrated by documentation or other competent proof to have been in the Receiving Party’s possession prior to disclosure by the Disclosing Party without any obligation of confidentiality with respect to such information;
10.1.3    is subsequently received by the Receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to such information; or
10.1.4    except with respect to Product Information (which shall not be subject to this Section 10.1.4), can be demonstrated by documentation or other competent evidence to have been independently developed by or for the Receiving Party without use of the Disclosing Party’s Confidential Information.
Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.
10.2    Confidentiality Obligations    . At all times during the Term and for a period of ten (10) years following termination or expiration of this Agreement, each Party shall, and shall cause its Affiliates, and its and their respective officers, directors, employees and agents to, keep completely confidential and not publish or otherwise disclose and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is

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expressly permitted by the terms of this Agreement or such use is necessary for the performance of its obligations, or the exercise of its rights, under this Agreement.
10.3    Permitted Disclosures    . Each Receiving Party may disclose Confidential Information disclosed to it by the Disclosing Party to the extent that such disclosure by the Receiving Party is:
(a)    made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental or regulatory body of competent jurisdiction (including any Regulatory Authorities) or, if in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law, including by reason of filing with securities regulators; provided, however, that the Receiving Party shall first have given notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment order requiring that the Confidential Information and documents that are the subject of such order or are required by Applicable Law to be disclosed, as applicable, be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued or the disclosure was required by Applicable Law, as applicable; and provided, further, that the Confidential Information disclosed in response to such court or governmental order shall be limited to that information that is legally required to be disclosed in response to such court or governmental order or by such Applicable Law;
(b)     made by the Receiving Party to a Regulatory Authority as required in connection with any filing, application or request for Regulatory Approval; provided, that reasonable measures shall be taken to obtain confidential treatment of such information;
(c)    made by the Receiving Party as necessary to file or prosecute Patent applications pursuant to Section 9.2.1 or Section 9.2.2, as applicable, prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement; provided, that reasonable measures shall be taken to obtain confidential treatment of such information; or
(d)    made by the Receiving Party to actual or prospective acquirers or merger candidates (and to its and their respective Affiliates or representatives); provided, that each such Third Party signs an agreement that contains obligations that are substantially similar to the Receiving Party’s obligations hereunder (except that the obligations under such agreement may terminate five (5) years after disclosure of the relevant information).
10.4    Registration, Filing and Disclosure of the Agreement    .
10.4.1    The terms of this Agreement are confidential and shall not be disclosed by either Party except pursuant to this Section 10.4.
10.4.2    To the extent a Party determines in good faith that it is required by Applicable Law to publicly file, or otherwise disclose the terms of, this Agreement to or with a

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governmental entity, including public filings pursuant to securities laws or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted), such disclosing Party shall provide the proposed redacted form of this Agreement to the other Party with a reasonable amount of time prior to filing or disclosure (and in any event at least ten (10) Business Days before filing or disclosure) for the other Party to review and comment upon such redacted form. The Party making such filing, registration, notification or disclosure shall incorporate the reviewing Party’s reasonable comments regarding such redacted form and shall use commercially reasonable efforts to seek confidential treatment for the redacted terms, to the extent such confidential treatment is applicable and reasonably available consistent with Applicable Law. Each Party shall be responsible for its own legal and other external costs and expenses in connection with any such filing, registration or notification.
10.4.3    Each Party may disclose to existing or potential (a) acquirers, (b) partners or (c) financial investors that are not a biotechnology or pharmaceutical company or a subsidiary thereof, in each case ((a), (b), or (c)), pursuant to obligations of confidentiality and non-use no less stringent than those set forth in this ARTICLE 10, an agreed redacted version of this Agreement that the Parties shall, at either Party’s request, jointly prepare and use good faith efforts to agree to promptly after the Effective Date; provided, that if either Party seeks to disclose terms of this Agreement prior to the Parties’ agreeing on a redacted version of this Agreement in a manner not permitted by this Section 10.4.3, the Party seeking to disclose this Agreement must obtain the other Party’s prior written consent before disclosing this Agreement.
10.5    Use of Name    . Except as expressly provided in this Agreement, neither Party shall mention or otherwise use the name, insignia, symbol, Trademark of the other Party (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material or other form of publicity without the prior written approval of such other Party in each instance, such approval not be unreasonably conditioned, withheld or delayed. The restrictions imposed by this Section 10.5 shall not prohibit either Party from making any disclosure (a) identifying the other Party as a counterparty to this Agreement to its investors, (b) that is required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body (provided, that any such disclosure shall be governed by this ARTICLE 10) or (c) with respect to which written consent has previously been obtained. Further, the restrictions imposed on each Party under this Section 10.5 are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided, that any Confidential Information in such communications remains subject to this ARTICLE 10.
10.6    Press Releases    . Neither Party shall issue any press release or other similar public communication relating to this Agreement, its subject matter or the transactions covered by it, or the activities of the Parties under or in connection with this Agreement, without the prior written approval of the other Party, except (a) for communications required by Applicable Law as reasonably advised by the issuing Party’s counsel (provided, that the other Party is given a reasonable opportunity to review and comment on any such press release or public communication in advance thereof to the extent legally permitted and the issuing Party shall act in good faith to incorporate any comments provided by the other Party on such press

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release or public communication), (b) for information that has been previously disclosed publicly or (c) as otherwise set forth in this Agreement.
10.7    Publications. Each Party recognizes that the publication of papers regarding results of and other Technology regarding activities under this Agreement, including oral presentations and abstracts, may be beneficial to both Parties; provided, that such publications are subject to reasonable controls to protect Confidential Information. Accordingly, each Party shall have the right to review and approve any paper proposed for publication by the other Party, including any oral presentation or abstract, that contains Clinical Data or pertains to results of Clinical Studies or includes other Technology generated under this Agreement or that includes Confidential Information of the other Party. Before any such paper is submitted for publication or an oral presentation is made, the publishing or presenting Party shall deliver a complete copy of the paper or materials for oral presentation to the other Party at least thirty (30) days prior to submitting the paper to a publisher or making the presentation. The other Party shall review any such paper and give its comments to the publishing or presenting Party within fifteen (15) days after the delivery of such paper to the other Party. With respect to oral presentation materials and abstracts, the other Party shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing or presenting Party with appropriate comments, if any, but in no event later than fifteen (15) days after the date of delivery to the other Party. Failure to respond within such fifteen (15) days shall be deemed approval to publish or present. Notwithstanding the foregoing, the publishing or presenting Party shall comply with the other Party’s written request to (a) delete references to such other Party’s Confidential Information in any such paper or presentation or (b) withhold publication of any such paper or any presentation of same for an additional sixty (60) days in order to permit the Parties to obtain patent protection if either Party deems it necessary. Any publication shall include recognition of the contributions of the other Party according to standard practice for assigning scientific credit, either through authorship or acknowledgement, as may be appropriate. Each Party shall use commercially reasonable efforts to cause investigators and institutions participating in Clinical Studies for the Products with which it contracts to agree to terms substantially similar to those set forth in this Section 10.7, which efforts shall satisfy such Party’s obligations under this Section 10.7 with respect to such investigators and institutions.
10.8    Return or Destruction of Confidential Information    . After the earlier of the expiration of the Term and the termination of this Agreement, at the written request of the Disclosing Party, the Receiving Party shall, at the Disclosing Party’s discretion, promptly destroy or return to the Disclosing Party all documentary, electronic or other tangible embodiments of the Disclosing Party’s Confidential Information to which the Receiving Party does not retain rights hereunder and any and all copies thereof, and destroy those portions of any documents that incorporate or are derived from the Disclosing Party’s Confidential Information to which the Receiving Party does not retain rights hereunder, and provide a written certification of such destruction, except that the Receiving Party may retain (a) copies thereof to the extent that the Receiving Party requires such Confidential Information for the purpose of performing any obligations or exercising any rights under this Agreement that may survive such expiration or termination and (b) one (1) copy for archival purposes. Notwithstanding the foregoing, the

[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

Receiving Party also shall be permitted to retain such additional copies of or any computer records or files containing the Disclosing Party’s Confidential Information that have been created solely by the Receiving Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with the Receiving Party’s standard archiving and back-up procedures, but not for any other use or purpose.
10.9    Privileged Communications    . In furtherance of this Agreement, it is expected that the Parties may, from time to time, disclose to one another privileged communications with counsel, including opinions, memoranda, letters and other written, electronic and verbal communications. Such disclosures are made with the understanding that they shall remain confidential in accordance with this ARTICLE 10, that they will not be deemed to waive any applicable attorney-client or attorney work product or other privilege and that they are made in connection with the shared community of legal interests existing between Allergan and NexMed, including the community of legal interests in avoiding infringement of any valid, enforceable patents of Third Parties and maintaining the validity of any Allergan Patent, NexMed Patent or Joint Patent. In the event of any litigation (or potential litigation) with a Third Party that is related to this Agreement, the Parties shall, upon either Party’s request, enter into a reasonable and customary joint defense agreement. In any event, each Party shall consult in a timely manner with the other Party before engaging in any conduct (e.g., producing information or documents) in connection with litigation or other proceedings that would reasonably be expected to implicate privileges maintained by the other Party.
ARTICLE 11
REPRESENTATIONS AND WARRANTIES
11.1    Mutual Representations and Warranties    . Each Party hereby represents and warrants to the other Party as of the Effective Date as follows:
11.1.1    It is a corporation or limited liability corporation, as applicable, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.
11.1.2    The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate: (a) such Party’s charter documents, bylaws, or other organizational documents; (b) in any material respect, any agreement, instrument, or contractual obligation to which such Party is bound; (c) any requirement of any Applicable Law; or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental entity presently in effect applicable to such Party.
11.1.3    This Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

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11.2    Representations, Warranties and Covenants of NexMed    .
11.2.1    Neither NexMed nor any of its Affiliates has been debarred or is subject to debarment and neither NexMed nor any of its Affiliates will use in any capacity, in connection with the activities to be performed under this Agreement, any Person who has been debarred pursuant to Section 306 of the FFDCA or who is the subject of a conviction described in such section. NexMed shall inform Allergan in writing immediately if it or any Person who is performing activities hereunder is debarred or is the subject of a conviction described in Section 306 or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of NexMed’s knowledge, is threatened, relating to the debarment or conviction of NexMed or any Person performing activities hereunder.
11.2.2    During the Term, without the prior written consent of Allergan (in Allergan’s sole discretion), NexMed shall not, and shall cause its Affiliates not to:
(a)    manufacture, market, promote, sell or otherwise commercialize a product containing the Compound in the Field (“Competing Product”) in the Territory;
(b)    grant or transfer any right or license to, or enter into any collaboration with, any Third Party by contract or otherwise, to manufacture, market, promote, sell or otherwise commercialize a Competing Product in the Territory, in each case ((a) and (b)), other than a Product or an Authorized Generic Version in the Territory as permitted hereunder;
(c)    assign, transfer, license, convey or otherwise encumber its right, title or interest in or to any Patent, Technology or Regulatory Documentation (including by granting any covenant not to sue with respect thereto) that would be a NexMed Patent or constitute NexMed Know-How or the Regulatory Documentation to be assigned by NexMed to Allergan pursuant to Section 6.4.3 but for such assignment, transfer, license, conveyance or encumbrance; or
(d)    enter into any agreement, written or oral, that would conflict with or otherwise diminish Allergan’s Option rights under this Agreement.
11.2.3    NexMed covenants that it shall not, and shall cause its Affiliates not to, Challenge any Allergan Patents that cover any Product, including any Patents listed in the “Approved Drug Products with Therapeutic Equivalence Evaluations” published by the FDA for any Product. Further, NexMed covenants that it shall not, and shall cause its Affiliates not to, file a certification under the Hatch-Waxman Act certifying that a proposed generic version of any Product does not infringe on Patents listed in the Orange Book for any Product or that any such Patents are invalid or unenforceable.
11.2.4    NexMed, its Affiliates and each of its and their successors and assigns covenants and agrees, from and after the date of this Agreement, not to challenge by way of any judicial or administrative action in any forum, the scope, validity, or legality of any

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exclusive regulatory period granted by the FDA or any other Regulatory Authority with respect to any Product.
11.3    Representations, Warranties and Covenants of Allergan.
11.3.1    Subject to the terms and conditions of this Agreement, if Allergan exercises its Option pursuant to Section 6.3.2 with respect to the Products, Allergan shall not, and shall cause its Affiliates not to:
(a)    manufacture, market, promote, sell or otherwise commercialize a Competing Product in the Territory; or
(b)    grant or transfer any right or license to, or enter into any collaboration with, any Third Party by contract or otherwise, to manufacture, market, promote, sell or otherwise commercialize a Competing Product in the Territory, other than an Optioned Product or an Authorized Generic Version in the Territory as permitted hereunder.
11.3.2    Allergan covenants that it shall not, and shall cause its Affiliates not to, Challenge any Patent Controlled by NexMed that covers any Licensed Product, including any Patents listed in the “Approved Drug Products with Therapeutic Equivalence Evaluations” published by the FDA for such Licensed Product. Further, Allergan covenants that it shall not, and shall cause its Affiliates not to, file a certification under the Hatch-Waxman Act certifying that a proposed generic version of any Licensed Product does not infringe on Patents listed in the Orange Book for any Licensed Product or that any such Patents are invalid or unenforceable.
11.3.3    Allergan, its Affiliates and each of its and their successors and assigns covenants and agrees, from and after the date of this Agreement, not to challenge by way of any judicial or administrative action in any forum, the scope, validity, or legality of any exclusive regulatory period granted by the FDA or any other Regulatory Authority with respect to any Licensed Product.
11.4    DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTION 11.1 AND SECTION 11.2, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.
ARTICLE 12
INDEMNITY

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12.1    Indemnification of Allergan    . NexMed shall indemnify Allergan, its Affiliates and its and their respective directors, officers, employees and agents (collectively, “Allergan Indemnitees”), and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees, costs and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, “Third Party Claims”) arising from or occurring as a result of: (a) the breach by NexMed of any term of this Agreement; (b) the gross negligence or willful misconduct on the part of any NexMed Indemnitee in the performance of its obligations under this Agreement; (c) death, personal injury, or other property damage arising out of or resulting from the manufacture or labeling (including failure to warn claims) of the Compound or Licensed Product; (d) the Exploitation of the Compound or any Licensed Product by or on behalf of NexMed or any of its Affiliates or (sub)licensees (other than Allergan or its Affiliates or (sub)licensees), including any Development activities performed by NexMed, whether before, on or after the date on which Allergan exercises its Option pursuant to Section 6.3.2; or (e) the Exploitation of the Compound or any Product by or on behalf of NexMed or any of its Affiliates or (sub)licensees outside the Territory; except (i) in each case, ((a) through (e)), with respect to any Third Party Claim for which NexMed has an obligation to any Allergan Indemnitee pursuant to this Section 12.1 or under the Supply Agreement (or the Supply Term Sheet, if applicable), if any, and Allergan has an obligation to any NexMed Indemnitee pursuant to Section 12.2 or under the Supply Agreement (or the Supply Term Sheet, if applicable), if any, each Party shall indemnify each of the Allergan Indemnitees or the NexMed Indemnitees, as applicable, for its Losses to the extent of its responsibility, relative to the other Party; and (ii) with respect to clause (d), to the extent such Losses arise or result from the prosecution, enforcement, or defense of any Patents or Trademarks, or any claims or assertions that the Licensed Product or the Exploitation thereof as contemplated in this Agreement infringes, dilutes, misappropriates, or otherwise violates any intellectual property right of a Third Party, which such Losses are governed by ARTICLE 9.
12.2    Indemnification of NexMed    . Allergan shall indemnify NexMed, its Affiliates and its and their respective directors, officers, employees and agents (collectively, “NexMed Indemnitees”), and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims arising from or occurring as a result of: (a) the breach by Allergan of this Agreement; (b) the gross negligence or willful misconduct on the part of any Allergan Indemnitee in the performance of its obligations under this Agreement; (c) if, and only if, and from and after, Allergan exercises its Option pursuant to Section 6.3.2, death, personal injury, or other property damage arising out of or resulting from the manufacture or labeling (including failure to warn claims) of any Optioned Product by or on behalf of Allergan (but not with respect to the performance (or non-performance) of NexMed under this Agreement or any acts or omissions of NexMed or its Affiliates or (sub)licensees outside the Territory); or (d) the Exploitation of any Optioned Product by or on behalf of Allergan (but not with respect to the performance (or non-performance) of NexMed under this Agreement or any acts or omissions of NexMed or its Affiliates or (sub)licensees outside the Territory); except (i) in each case, ((a) through (d)), with respect to any Third Party Claim for which Allergan has an obligation to any NexMed Indemnitee pursuant to this Section 12.2 or under the Supply Term Sheet (or the Supply Agreement, if applicable), if any, and NexMed has

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an obligation to any Allergan Indemnitee pursuant to Section 12.1 or under the Supply Term Sheet (or the Supply Agreement, if applicable), if any, each Party shall indemnify each of the Allergan Indemnitees or the NexMed Indemnitees, as applicable, for its Losses to the extent of its responsibility, relative to the other Party; and (ii) with respect to clause (d), to the extent such Losses arise or result from the prosecution, enforcement, or defense of any Patents or Trademarks, or any claims or assertions that the Optioned Product or the Exploitation thereof as contemplated in this Agreement infringes, dilutes, misappropriates, or otherwise violates any intellectual property right of a Third Party, which such Losses are governed by ARTICLE 9.
12.3    Notice of Claim    . All indemnification claims in respect of an Allergan Indemnitee or a NexMed Indemnitee shall be made solely by Allergan or NexMed, as applicable (each of Allergan or NexMed in such capacity, the “Indemnified Party”). The Indemnified Party shall give the Indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 12.1 or Section 12.2, but in no event shall the Indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.
12.4    Control of Defense    .
12.4.1    Control of Defense. At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any Allergan Indemnitee or NexMed Indemnitee, as applicable, in respect of such Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against an Allergan Indemnitee’s or a NexMed Indemnitee’s, as applicable, claim for indemnification. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of such Third Party Claim any legal counsel selected by the Indemnifying Party. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Allergan Indemnitee or NexMed Indemnitee, as applicable, in connection with such Third Party Claim. If the Indemnifying Party assumes the defense of a Third Party Claim, except as provided in Section 12.4.2, the Indemnifying Party shall not be liable to the Indemnified Party for any legal costs and expenses subsequently incurred by such Indemnified Party or any Allergan Indemnitee or NexMed Indemnitee, as applicable, in connection with the analysis, defense or settlement of such Third Party Claim. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless an Allergan Indemnitee or NexMed Indemnitee, as applicable, from and against a Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all reasonable costs and expenses (including attorneys’ fees,

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costs and expenses of suit) incurred by the Indemnifying Party in its defense of such Third Party Claim.
12.4.2    Right to Participate in Defense. Without limiting Section 12.4.1, any Indemnified Party shall be entitled to participate in, but not control, the defense of a Third Party Claim and to employ counsel of its choice for such purpose; provided, that such employment shall be at the Indemnified Party’s own cost and expense unless (a) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (b) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 12.4.1 (in which case the Indemnified Party shall control the defense) or (c) the interests of the Indemnified Party and any Allergan Indemnitee or NexMed Indemnitee, as applicable, on the one hand, and the Indemnifying Party, on the other hand, with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of all such Persons under Applicable Law, ethical rules or equitable principles (in which case the Indemnified Party shall control its defense).
12.4.3    Settlement. With respect to any Third Party Claims relating solely to the payment of money damages in connection with a Third Party Claim that shall not result in any Allergan Indemnitee or NexMed Indemnitee, as applicable, becoming subject to injunctive or other relief or otherwise adversely affecting the business of any Allergan Indemnitee or NexMed Indemnitee, as applicable, in any manner and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify such Allergan Indemnitee or NexMed Indemnitee, as applicable, hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Third Party Claim, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 12.4.1, the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Third Party Claim, provided, that it obtains the prior written consent of the Indemnified Party (such consent not to be unreasonably conditioned, withheld or delayed). The Indemnifying Party shall not be liable for any settlement or other disposition of a Third Party Claim by an Allergan Indemnitee or a NexMed Indemnitee that is reached without the prior written consent of the Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall not, and the Indemnified Party shall ensure that each Allergan Indemnitee or NexMed Indemnitee, as applicable, does not, admit any liability with respect to or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party, such consent not to be unreasonably conditioned, withheld or delayed.
12.4.4    Cooperation. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each Allergan Indemnitee or NexMed Indemnitee, as applicable, to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access

[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party and any Allergan Indemnitee or NexMed Indemnitee, as applicable, of, records and information that are reasonably relevant to such Third Party Claim, and making all Allergan Indemnitees or NexMed Indemnitees, as applicable, and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided, that neither Party shall be required to disclose legally privileged information unless and until procedures reasonably acceptable to such Party are in place to protect such privilege, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable costs and expenses in connection therewith.
12.4.5    Expenses. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim shall be reimbursed on a Calendar Quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest any Allergan Indemnitee’s or NexMed Indemnitee’s, as applicable, right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify an Allergan Indemnitee or NexMed Indemnitee, as applicable.
12.5    Limitation on Damages and Liability    . EXCEPT (a) IN CIRCUMSTANCES OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY A PARTY, ANY OF ITS AFFILIATES OR ANY OF ITS OR THEIR RESPECTIVE SUBLICENSEES OR (b) WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTION 12.1 OR SECTION 12.2, NEITHER PARTY NOR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR LOST PROFITS, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF (x) THE DEVELOPMENT, MANUFACTURE, USE OR SALE OF ANY LICENSED PRODUCT OR OPTIONED PRODUCT UNDER THIS AGREEMENT, (y) THE USE OF OR REFERENCE TO THE ALLERGAN PATENTS, ALLERGAN KNOW-HOW, NEXMED PATENTS, NEXMED KNOW-HOW, JOINT PATENTS, JOINT KNOW-HOW, OR REGULATORY DOCUMENTATION OF EITHER PARTY OR (z) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT.
12.6    Insurance    . Each Party shall have and maintain such types and amounts of liability insurance (or self-insurance) to cover liabilities related to its activities under this Agreement as is normal and customary in the pharmaceutical industry generally for Persons similarly situated, and shall upon request provide to the other Party evidence of its insurance coverage. Such policies shall remain in effect throughout the Term and for a period of three (3) years thereafter.
ARTICLE 13
TERM AND TERMINATION
13.1    Term    . The term of this Agreement shall commence on the Effective Date and shall, unless earlier terminated in accordance with this ARTICLE 13, continue until the expiration of the Royalty Term for the last Product (such period, the “Term”). Following

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expiration of the Royalty Term with respect to a Product, the grants in Section 2.1 (with respect to a Licensed Product) or Section 6.4.2 (with respect to an Optioned Product), as applicable, shall become non-exclusive, fully-paid, royalty-free, perpetual and irrevocable.
13.2    Termination of this Agreement for Material Breach    . If either Party materially breaches any of its material obligations under this Agreement (such Party, the “Breaching Party”), in addition to any other right and remedy the other Party (the “Complaining Party”) may have, the Complaining Party may terminate this Agreement, in its entirety upon sixty (60) days’ prior written notice (the “Termination Notice Period”) to the Breaching Party, specifying the material breach and its claim of right to terminate; provided, that the termination shall not become effective at the end of the Termination Notice Period if the Breaching Party cures the material breach complained of during the Termination Notice Period, except in the case of a payment breach, as to which the Breaching Party shall have only a ten (10)-day cure period.
13.2.1    Effect of Termination by Allergan for Material Breach or Patent Challenge.
(a)    Without limiting any other legal or equitable remedies that Allergan may have, if NexMed is the Breaching Party with respect to the applicable Licensed Product(s) and Allergan terminates this Agreement in accordance with Section 13.2 or if Allergan terminates this Agreement in accordance with Section 13.5, then in addition to any other remedies available to it at law and equity, any licenses granted by Allergan to NexMed under the Existing License Agreement and under Section 2.1 of this Agreement shall immediately terminate.
(b)    In the event that Allergan terminates this Agreement under this Section 13.2 or Section 13.5, Allergan shall be permitted to Exploit the Refrigerated Product and the Room Temperature Product in the Field in the Territory; provided, that (i) if the Refrigerated Product has been approved by the FDA in the Territory prior to the effective date of termination, Allergan shall pay to NexMed a royalty of [***] percent ([***]%) on Net Sales of the Refrigerated Product in the Territory, (ii) if the Room Temperature Product has been approved by the FDA in the Territory prior to the effective date of termination, Allergan shall pay to NexMed a royalty of [***] percent ([***]%) on Net Sales of the Room Temperature Product in the Territory, and (iii) if the Room Temperature Product has not been approved by the FDA in the Territory prior to the effective date of termination, but is thereafter approved by the FDA in the Territory and such approved Room Temperature Product incorporated any Technology of NexMed that is claimed by any NexMed Patent, Allergan shall pay to NexMed a royalty of [***] percent ([***]%) on Net Sales of such Room Temperature Product in the Territory. For clarity, if Allergan terminates this Agreement under this Section 13.2 or Section 13.5, Allergan shall have no obligation to pay royalties or make other payments hereunder with respect to the Refrigerated Product or the Room Temperature Product other than as set forth in the preceding clauses (i), (ii), and (iii).

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(c)    In the event that Allergan terminates this Agreement under this Section 13.2 or Section 13.5 prior to the date for which an NDA for the first Licensed Product is Filed, the [***] Milestone obligation shall terminate.
(d)    For clarity, in the event that Allergan terminates this Agreement under this Section 13.2 or Section 13.5, Allergan shall be permitted to Exploit OTC Products in the Field in the Territory; provided that Allergan shall pay to NexMed a royalty on Net Sales of OTC Products at the same rate, if any, payable with respect to (i) for any OTC Product that requires refrigeration or freezing by the consumer, the Refrigerated Product and (ii) with respect to any OTC Product that does not require refrigeration or freezing by the consumer, the Room Temperature Product.
(e)    In the event that Allergan terminates this Agreement under this Section 13.2 or Section 13.5, NexMed hereby grants Allergan and its Affiliates, effective as of the effective date of termination, an exclusive license with the right to grant sublicenses (through multiple tiers), under the NexMed Know-How, the NexMed Patents and NexMed’s interest in the Joint Know-How and Joint Patents, in each case, that exists as of the effective date of termination, to Exploit each Product in the applicable Field in the Territory; and to the extent requested in writing by Allergan, NexMed shall promptly:

(1)
where permitted by Applicable Law, assign to Allergan all of its right, title, and interest in and to, and transfer possession to Allergan of, (i) the Product Trademark (including any variations or derivatives thereof) and all other Trademarks, including any trade dress rights, that are used or held for use, or that are intended for use, with any of the Products, together with all federal, state and common law rights therein and thereto, all registrations and applications thereof, and all goodwill associated with any of the foregoing in the Territory, and (ii) all existing Regulatory Documentation with respect to the Products in the Territory;

(2)	notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect the transfer set forth in clause (1) above;

(3)
and hereby does, effective as of the effective date of termination, grant Allergan a non-exclusive right of reference with respect to such Regulatory Documentation then owned or Controlled by NexMed then in its name that is not assigned to Allergan pursuant to clause (1) above that is necessary or reasonably useful for Allergan or any of its Affiliates to Exploit any Product in the applicable Field in the Territory, as such Regulatory Documentation exists as of the effective date of such termination of this Agreement

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and NexMed shall continue to maintain such Regulatory Documentation unless and until Allergan notifies NexMed that such maintenance is no longer required;

(4)
unless expressly prohibited by any Regulatory Authority, transfer control to Allergan of all Clinical Studies of each Licensed Product being conducted for the Territory as of the effective date of termination and continue to conduct such Clinical Studies, at Allergan’s reasonable cost and expense, for up to six (6) months to enable such transfer to be completed without interruption of any such Clinical Study;

(5)
assign (or cause its Affiliates to assign) to Allergan all NexMed Product Agreements, unless, with respect to any such NexMed Product Agreement, such NexMed Product Agreement expressly prohibits such assignment, in which case NexMed shall cooperate with Allergan in all reasonable respects to secure the consent of the applicable Third Party to such assignment or to bifurcate such agreement, and if any such consent cannot be obtained with respect to the NexMed Product Agreement or such agreement cannot be bifurcated, NexMed shall obtain for Allergan substantially all of the practical benefit and burden under such NexMed Product Agreement for the Territory, including by (i) entering into appropriate and reasonable alternative arrangements on terms mutually agreeable to Allergan and NexMed and (ii) subject to the consent and control of Allergan, enforcing, at Allergan’s cost and expense and for the account of Allergan, any and all rights of NexMed against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise;

(6)
provide Allergan with copies of all reports and data generated or obtained by NexMed or any of its Affiliates that relate to any Licensed Product for the Territory that have not previously been provided to Allergan;

(7)
without limiting NexMed’s supply obligations under Section 7.2 (or the Supply Agreement, if applicable), supply to Allergan such quantities of the Compound and each Product as Allergan indicates in written forecasts and orders therefor from time to time until the later of (i) such time as Allergan has established an alternate, validated

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source of supply for the Compound and each Product, and Allergan is receiving supply from such alternative source and (ii) the [***] ([***]) anniversary of the effective date of termination of this Agreement. The cost and expense to Allergan for such supply shall be at NexMed’s actual direct cost and expense to Manufacture such Compound and each such Product plus [***] percent ([***]%) of such cost and expense;

(8)
if NexMed has used any Trademark (other than the NexMed or an Affiliate’s corporate name) in connection with the Exploitation of any Product in the Field in the Territory, NexMed shall assign such Trademark to Allergan; and

(9)
without limiting Allergan’s rights under other provisions of this ARTICLE 13, in the event of any termination pursuant to this ARTICLE 13, NexMed shall, at the request, cost, and expense of Allergan, provide Allergan with such assistance as is reasonably necessary to effectuate a smooth and orderly transition of any Development, Manufacture and commercialization activities to Allergan or its designee so as to minimize any disruption of such activities. Further, upon Allergan’s request, NexMed shall provide such technical assistance, at no cost to Allergan, as may reasonably be requested by Allergan, including with respect to the transfer of all Manufacturing technology that is or had been used by or on behalf of NexMed and its Affiliates in connection with the Manufacture of the Compound or any Product.

(f)    As between the Parties, Allergan shall have all rights, title and interest in the Territory to use, seek to register, register, protect, defend, maintain and enforce in the Territory any Trademarks (other than the corporate name or logo of NexMed or any of its Affiliates or its or their respective (sub)licensees) that correspond to any Trademarks, including any trade dress rights and any variations and derivatives thereof, that are owned by NexMed outside the Territory and that are used or held for use or that are intended for use with any of the Products outside the Territory; provided, that this Section 13.2.1(f) shall not apply to any Trademarks that have been granted by NexMed to a Third Party licensee outside the Territory.
(g)    In the event that Allergan terminates this agreement under this Section 13.2 or Section 13.5, Allergan’s obligations under Section 11.3.1 with respect to a Competing Product shall immediately terminate.
13.2.2    Effect of Termination by NexMed for Material Breach.

[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

(a)    Without limiting any other legal or equitable remedies that NexMed may have, if Allergan is the Breaching Party with respect to the applicable Product(s) and NexMed terminates this Agreement in accordance with Section 13.2 (and NexMed is not otherwise in breach of this Agreement), then in addition to any other remedies available to it at law and equity, any licenses granted by NexMed to Allergan under this Agreement shall immediately terminate. In the event that NexMed terminates this agreement in accordance with Section 13.2.2 but elects to continue to Develop and/or commercialize one or more Licensed Products, NexMed shall be permitted to do so, provided that NexMed pays to Allergan a royalty of [***] percent ([***]%) on Net Sales of such Product in the Territory.
(b)    In the event that NexMed terminates this Agreement under Section 13.2 subsequent to Allergan’s exercise of the Option, then to the extent requested in writing by NexMed, Allergan shall promptly:

(1)
where permitted by Applicable Law, assign to NexMed all of its right, title, and interest in and to, and transfer possession to NexMed of, all existing Regulatory Documentation with respect to the Products in the Territory;

(2)	notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect the transfer set forth in clause (1) above;

(3)
and hereby does, effective as of the effective date of termination, grant NexMed a non-exclusive right of reference with respect to such Regulatory Documentation then owned or Controlled by Allergan then in its name that is not assigned to NexMed pursuant to clause (1) above that is necessary or reasonably useful for NexMed or any of its Affiliates to Exploit any Product in the applicable Field in the Territory, as such Regulatory Documentation exists as of the effective date of such termination of this Agreement;

(4)
unless expressly prohibited by any Regulatory Authority, transfer control to NexMed of all Clinical Studies of each Licensed Product being conducted as of the effective date of termination and continue to conduct such Clinical Studies, at NexMed’s reasonable cost and expense, for up to six (6) months to enable such transfer to be completed without interruption of any such Clinical Study;

(5)
assign (or cause its Affiliates to assign) to NexMed all Allergan Product Agreements, unless, with respect to any such Allergan Product Agreement, such Allergan Product Agreement expressly prohibits such assignment, in which

[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

case Allergan shall cooperate with NexMed in all reasonable respects to secure the consent of the applicable Third Party to such assignment or to bifurcate such agreement, and if any such consent cannot be obtained with respect to the Allergan Product Agreement or such agreement cannot be bifurcated, Allergan shall obtain for NexMed substantially all of the practical benefit and burden under such Allergan Product Agreement for the Territory, including by (i) entering into appropriate and reasonable alternative arrangements on terms mutually agreeable to NexMed and Allergan and (ii) subject to the consent and control of NexMed, enforcing, at NexMed’s cost and expense and for the account of NexMed, any and all rights of Allergan against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise;

(6)	provide NexMed with copies of all reports and data generated or obtained by Allergan or any of its Affiliates that relate to any Licensed Product that have not previously been provided to NexMed; and

(7)
supply to NexMed such quantities of the Compound and each Product as NexMed indicates in written forecasts and orders therefor from time to time until the later of (i) such time as NexMed has established an alternate, validated source of supply for the Compound and each Product, and NexMed is receiving supply from such alternative source and (ii) the [***] ([***]) anniversary of the effective date of termination of this Agreement. The cost and expense to NexMed for such supply shall be at Allergan’s actual direct cost and expense to Manufacture such Compound and each such Product plus [***] percent ([***]%) of such cost and expense.

13.3    Termination of this Agreement for Cessation of Development or Failure to Obtain Approval    . In the event that NexMed and its Affiliates (a) ceases Development of both the Refrigerated Product and the Room Temperature Product or (b) fails to obtain FDA approval for any Licensed Product on or prior to January 1, 2021, then Allergan shall have the right, in either case ((a) or (b)), to terminate this Agreement in its entirety under this Section 13.3, including the rights of any Sublicensees, upon written notice to NexMed; provided that, if on or prior to January 1, 2021, NexMed has reasonably demonstrated to Allergan that NexMed is using Commercially Reasonable Efforts to obtain FDA approval for any Licensed Product and is expected to do so within one hundred eighty (180) days, then NexMed shall have

[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

until July 1, 2021 (or such other date as the Parties may agree) to obtain FDA approval for such Licensed Product.
13.4    Termination Upon Insolvency    . Either Party may terminate this Agreement if, at any time, the other Party (a) files in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of such other Party or of its assets, (b) proposes a written agreement of composition or extension of its debts, (c) is served with an involuntary petition against it, filed in any insolvency proceeding that is not dismissed within sixty (60) days after the filing thereof, (d) proposes or is a party to any dissolution or liquidation, or (e) makes an assignment for the benefit of its creditors.
13.5    Termination of this Agreement for Patent Challenge.     If NexMed or any of its Affiliates (a) Challenges any Allergan Patents that cover any Product, including any Patents listed in the “Approved Drug Products with Therapeutic Equivalence Evaluations” published by the FDA for a Product or (b) files a certification under the Hatch-Waxman Act certifying that a proposed generic version of any Product does not infringe on Patents listed in the Orange Book for any Product or that any such Patents are invalid or unenforceable, in either case ((a) or (b)), Allergan may terminate this Agreement in its entirety upon written notice to NexMed.
13.6    Rights in Bankruptcy    . All rights and licenses granted under or pursuant to this Agreement by a Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that a Party, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party that is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.
13.7    Accrued Rights; Surviving Obligations    .
13.7.1    Accrued Rights. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

13.7.2    Survival. Without limiting the foregoing, ARTICLES 10 (other than Section 10.7), 12, and 14 and Sections 2.2.1, 2.2.2, 2.10.4 (for Authorized Generic Versions of any Product sold during the Term), 4.1.3, 5.4 (for Product sold during the Term), 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 9.1, 11.4, 13.2.1, 13.2.2, and this Section 13.7 shall survive the termination or expiration of this Agreement for any reason.
ARTICLE 14
MISCELLANEOUS
14.1    Force Majeure    . Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (each, a “Force Majeure Event”). The non-performing Party shall notify the other Party of a Force Majeure Event within ten (10) days after the occurrence of such Force Majeure Event by giving written notice to the other Party stating the nature of such Force Majeure Event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform. In the event that such suspension of performance lasts for more than ninety (90) days and in the absence of such Force Majeure Event such suspension of performance would be a material breach of this Agreement, such other Party shall have the right to terminate this Agreement pursuant to Section 13.2.
14.2    Assignment    . Without the prior written consent of the other Party, not to be unreasonably conditioned, withheld or delayed, neither Party shall sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, that (a) either Party may, without such consent, assign this Agreement and its rights and obligations hereunder to an Affiliate (but only for so long as such Person is and remains an Affiliate of such Party, it being agreed that such Party shall cause such assignment to terminate prior to such time, if any, as such Person ceases to be an Affiliate of such Party), (b) either Party may, without such consent, assign this Agreement and its rights and obligations hereunder to its successor entity or acquirer in the event of a merger, consolidation or change of control of such Party (or its ultimate parent, if applicable) or in connection with the purchase of all or substantially all of the assets of such Party’s business to which this Agreement relates (provided, that if such assigning Party is also the Commercializing Party, then the non-assigning Party’s consent shall be required for such assignment (such consent not to be unreasonably conditioned, withheld or delayed) unless the assignee (i) has the same or greater financial resources, commercial capabilities, and, solely with respect to NexMed as the assigning Party, development capabilities as the assigning Party and (ii) would reasonably be expected to perform the obligations of the assigning Party under this

[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

Agreement in accordance with at least the same degree of skill, quality, and care used by the assigning Party), (c) either Party may, without such consent, monetize the value of its royalty stream, Milestone Payments and other payments under this Agreement by assigning to a Third Party the right to receive royalties, Milestone Payments and other payments and the right to receive royalty reports from the other Party (and for clarity, no other rights may be granted under this clause (c)), provided that such assigning Party gives sixty (60) days’ prior written notice to the non-assigning Party, and (d) Allergan may, without such consent, assign this Agreement and its rights and obligations hereunder to the purchaser of the Allergan Patents or Allergan Know-How or its right to the Compound or any Product. With respect to an assignment to an Affiliate, such assigning Party shall remain responsible for the performance by such Affiliate of the rights and obligations hereunder. Any attempted assignment or delegation in violation of this Section 14.2 shall be void and of no effect. All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of Allergan or NexMed, as the case may be. In the event either Party seeks and obtains the other Party’s consent to assign or delegate its rights or obligations to another Party, the assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement.
14.3    Severability    . If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and reasonably acceptable to the Parties. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid, or unenforceable in any respect.
14.4    Governing Law and Service.
14.4.1    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.
14.4.2    Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 14.6.2 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.
14.5    Dispute Resolution; Arbitration.

[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

14.5.1    Dispute Resolution. Except as provided in Section 8.9, in the event of a dispute arising out of or relating to this Agreement, either Party shall provide written notice of the dispute to the other, in which event the dispute shall be referred to the Executive Officers of each Party for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. Any resolution mutually agreed to by the Executive Officers in writing shall be binding on the Parties. If the Executive Officers are unable to resolve any dispute within the allotted thirty (30) days, or a Party reasonably believes such matter will not be so resolved, either Party may seek to resolve the dispute through arbitration in accordance with Section 14.5.2.
14.5.2    Arbitration.
(a)    Disputes. Except as provided in Section 8.9, any dispute arising between the Parties out of or relating to this Agreement, or concerning the interpretation, effect, termination, validity, performance or breach of this Agreement that is not resolved under Section 14.5.1 within the required thirty (30)-day time period, shall be resolved by final and binding arbitration before a panel of three (3) experts with relevant industry experience (the “Arbitrators”). Each of NexMed and Allergan shall promptly select one Arbitrator each, which selections shall in no event be made later than thirty (30) days after the notice of initiation of arbitration. The third Arbitrator shall be chosen promptly by mutual agreement of the Arbitrator chosen by NexMed and the Arbitrator chosen by Allergan, but in no event later than thirty (30) days after the date that the last of such Arbitrators was appointed. The Arbitrators shall determine what discovery will be permitted, consistent with the goal of reasonably controlling the cost, expense, and time that the Parties must expend for discovery; provided, that the Arbitrators shall permit such discovery as he or she deems necessary to permit an equitable resolution of the dispute. The arbitration shall be administered by the American Arbitration Association (or its successor entity) in accordance with the then current Commercial Rules of the American Arbitration Association including the Procedures for Large, Complex Commercial Disputes (including the Optional Rules for Emergency Measures of Protection), except as modified in this Agreement. The arbitration shall be held in New York, New York, and the Parties shall use reasonable efforts to expedite the arbitration if requested by either Party. The Arbitrators shall be instructed by the Parties to complete the arbitration within one hundred twenty (120) days after selection of the final Arbitrator.
(b)    Arbitrators’ Award. The Arbitrators shall, within fifteen (15) days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The decision or award rendered by the Arbitrators shall be final and non-appealable, and judgment may be entered upon it in accordance with Applicable Law in any other court of competent jurisdiction, and shall be governed by the terms and conditions hereof, including the limitation on damages set forth in Section 12.5. The Arbitrators shall not be authorized to reform, modify or materially change this Agreement or any other agreements contemplated hereunder.

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(c)    Costs. Each Party shall bear its own counsel fees, costs, expenses, and disbursements arising out of the arbitration described in this Section 14.5.2 and the fees, costs, and expenses of the Arbitrator it selected, and shall pay an equal share of the fees, costs, and expenses of the Arbitrator selected by the Arbitrators selected by NexMed or Allergan, as applicable, and all other general fees related to the arbitration; provided, that the Arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable counsel fees, costs, expenses, and disbursements (including expert witness fees, costs and expenses, photocopy charges, or travel expenses), or the fees, costs, and expenses of the Arbitrators.
(d)    Compliance with this Agreement. Unless the Parties otherwise agree in writing, during the period of time that any arbitration proceeding is pending under this Agreement, the Parties shall continue to comply with all those terms and provisions of this Agreement that are not the subject of the pending arbitration proceeding.
(e)    Injunctive or Other Equity Relief. Nothing contained in this Agreement shall deny any Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing arbitration proceeding.
(f)    Confidentiality of Proceedings. All arbitration proceedings and decisions of the Arbitrator under this Section 14.5 shall be deemed Confidential Information of both Parties under ARTICLE 10.
14.6    Notices    .
14.6.1    Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 14.6.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 14.6. Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the third Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter. This Section 14.6 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

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14.6.2    Address for Notice.
If to NexMed, to:
NexMed (U.S.A.), Inc.
11975 El Camino Real, Suite 300
San Diego, CA 92130 USA
Attention: Chief Executive Officer
Facsimile: (858) 866-0482

with a copy to (which shall not constitute notice):

Latham & Watkins, LLP
12670 High Bluff Drive
San Diego, CA 92130 USA
Attention: Steven Chinowsky
Facsimile: (858) 523-5450

If to Allergan, to:

Warner Chilcott Company, LLC
                                    Morris Corporate Center III
                                    400 Interpace Parkway
                                    Parsippany, NJ 07054
                                    Attention: General Counsel
Facsimile: (862) 261-7923

with a copy to (which shall not constitute notice):

Covington & Burling LLP
One CityCenter
850 Tenth Street, NW
Washington, DC 20001-4956
Attention: John A. Hurvitz
Facsimile: (202) 778-5319

14.7    Entire Agreement; Amendments    . This Agreement, together with the Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded hereby, except that the Existing License Agreement and the Existing APA shall continue in full force and effect and in the event of conflict between the Existing License Agreement or the Existing APA, on the one hand, and this Agreement, on the other hand, the terms of this Agreement shall govern. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No

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amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.
14.8    Equitable Relief    . The Parties acknowledge and agree that the restrictions set forth in ARTICLE 10 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of ARTICLE 10 may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of ARTICLE 10, the non-breaching Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Both Parties agree to waive any requirement that the other Party (a) post a bond or other security as a condition for obtaining any such relief and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this Section 14.8 is intended, or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.
14.9    Waiver and Non-Exclusion of Remedies    . Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by the other Party whether of a similar nature or otherwise.
14.10    No Benefit to Third Parties    . The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.
14.11    Further Assurance    . Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.
14.12    Relationship of the Parties    . It is expressly agreed that Allergan, on the one hand, and NexMed, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Allergan, on the one hand, nor NexMed, on the other hand, shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so, such

[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

consent not to be unreasonably conditioned, withheld or delayed. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs, expenses, and obligations incurred by reason of any such employment shall be for the account, cost, and expense of such Party.
14.13    Counterparts    . This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or other electronic signatures and such signatures shall be deemed to bind each Party as if they were original signatures.
14.14    References    . Unless otherwise specified, (a) references in this Agreement to any ARTICLE, Section or Schedule means references to such ARTICLE, Section or Schedule of this Agreement, (b) references in any section to any clause are references to such clause of such section and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.
14.15    Construction    . Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein means including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party.
[SIGNATURE PAGE FOLLOWS]

[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

WARNER CHILCOTT COMPANY, LLC
By:    /s/ Sigurd Kirk
Name: Sigurd Kirk
Title:    Executive Vice President, Corporate     Development

NEXMED (U.S.A.), INC.
By:    /s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title:    Chief Executive Officer & Secretary

SIGNATURE PAGE TO LICENSE AGREEMENT

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Schedule 1.7
Allergan Corporate Names

Schedule 1.7

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Schedule 1.11
Allergan Patents

[***]

Schedule 1.11 - Page 1

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Schedule 1.28
Compound

Schedule 1.28

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Schedule 1.121
Supply Term Sheet

Parties
Warner Chilcott Company, LLC (successor-in-interest to Warner Chilcott Company, Inc.), a limited liability company organized under the laws of Puerto Rico (“Allergan”) and NexMed (U.S.A.), Inc., a corporation organized under the laws of Nevada (“NexMed”). Allergan and NexMed are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Supply Agreement
As soon as reasonably practicable after the effective date of the License Agreement and Amendment, by and between Allergan and NexMed (the “License Agreement”), the Parties shall enter into a supply agreement (the “Supply Agreement”) reflecting the terms and conditions set forth in these supply terms (the “Supply Terms”) and such additional terms as are agreed by the Parties in good faith, which, for clarity, shall supplement and shall not materially expand, limit or change the Supply Terms. Capitalized terms used but not defined in the Supply Terms have the meaning set forth in the License Agreement.

Supplied Product
“Supplied Product” means (a) each Authorized Generic Version of each Licensed Product, (b) each Optioned Product and (c) each Authorized Generic Version of each Optioned Product. The specifications for each Supplied Product (the “Specifications”) shall be the specifications for such Supplied Product set forth in the regulatory filings with the FDA for such Supplied Product.

Forecasting
During the Supply Term (as defined below) with respect to each Supplied Product, on or before the 25th day of each month, Allergan shall provide NexMed with a written non-binding 12-month rolling forecast (each, a “Rolling Forecast”) of the volume of such Supplied Product that Allergan anticipates will be required to be produced and delivered to Allergan during each of the next 12 months. The Parties shall discuss any concerns that NexMed has regarding its ability to meet any such Rolling Forecast and use good faith efforts to resolve any differences.

Purchase Orders
During the Supply Term with respect to each Supplied Product, on or before the 25th day of each month, Allergan will provide NexMed with a firm written Purchase Order (as defined below) for such Supplied Product to be processed and packaged and delivered no earlier than 90 days after delivery of such Purchase Order. The Parties shall agree upon a delivery date for the quantity of Supplied Product set forth in each Purchase Order within 10 days after Allergan submits such Purchase Order.

“Purchase Order” means a written purchase order that sets forth, with respect to the period covered thereby, (a) the quantities of a specific Supplied Product to be processed and packaged by NexMed and delivered to Allergan and (b) the desired delivery dates therefor.

Pricing
The cost for the processing and packaging of each quantity of Supplied Product (the “Purchase Price”) shall be equal to [***]; provided, that in no event shall the Conversion Costs (as defined below) with respect to a Supplied Product increase during any Calendar Year by more than the lesser of the Producer Price Index (“PPI”) or the Consumer Price Index (“CPI”) for such Calendar Year.

“Conversion Costs” means direct labor costs and overhead.

Schedule 1.121 - Page 1

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Delivery
NexMed shall deliver the quantity of Supplied Product set forth in each Purchase Order EXW (as defined in Incoterms 2010) as specified in writing by Allergan from the Facility (as defined below) to such Allergan locations as requested by Allergan within (plus or minus) 7 days of the delivery date for such Supplied Product agreed to by the Parties after submission of such Purchase Order with respect thereto.

“Facility” means the manufacturing facility mutually agreed by the Parties.

Taxes	Allergan shall be responsible for the payment of any sales and use taxes on the Supplied Product delivered by NexMed to Allergan.
Quality
Promptly after execution of the Supply Agreement, NexMed and Allergan shall enter into a customary quality agreement (“Quality Agreement”) regarding quality control with respect to NexMed’s manufacture of the Product, which shall provide, among other things, that NexMed shall manufacture and supply Supplied Product in accordance with applicable law.

Allergan and its agents shall have the right once per Calendar Year (or more frequently with cause) during reasonable business hours, upon reasonable prior notice to NexMed, to inspect those portions of the Facility related to the manufacture of Supplied Product including inspection of materials used to manufacture Supplied Product, holding facilities for such materials, equipment used in manufacturing Supplied Product, the laboratories used to test Supplied Product and all records relating to the manufacture of Supplied Product.

Notwithstanding the foregoing, if any such inspection reveals that NexMed is or was not in material compliance with the terms of the Supply Agreement or the Quality Agreement, Allergan shall have the right to conduct such additional inspections as may be reasonably required by Allergan to determine whether NexMed has appropriately remedied such non-compliance.

Technology Transfer
At any time, at Allergan’s request and expense, NexMed shall transfer all of the technology necessary or useful to manufacture any Supplied Product to Allergan or a third party designated by Allergan, which technology transfer shall include a non-exclusive, royalty-free, sub-licensable, worldwide license to all of NexMed’s intellectual property necessary or useful to manufacture such Supplied Product.

Regulatory
If Allergan is required to submit to the Regulatory Authorities any information concerning the processing and packaging and marketing of a Supplied Product, NexMed will provide Allergan copies of such documentation, data and other information with respect to the processing and packaging and the Facility as shall be necessary for such submission to the Regulatory Authorities.

Product Warranty
NexMed represents and warrants to Allergan that at the time each Supplied Product is delivered to Allergan, such Supplied Product (a) will meet the Specifications therefor, (b) will have been processed and packaged, stored, tested and labeled in accordance with the applicable specifications and applicable law, (c) will not be adulterated or misbranded within the meaning of the Federal Food, Drug, and Cosmetic Act or labeled, packaged, treated, processed, sold or advertised in a manner that is false, misleading or deceptive or is likely to create an erroneous impression, and (d) will pass to Allergan free and clear of any security interest, lien or other encumbrance.

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[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

Supply Term
“Supply Term” means, (a) with respect to each Supplied Product that is an Authorized Generic Version of a Licensed Product, the period beginning upon Allergan notifying NexMed that Allergan plans to AG Launch such Authorized Generic Version and continuing for so long as Allergan is a distributor of such Authorized Generic Version and (b) with respect to each Supplied Product that is an Optioned Product or an Authorized Generic Version of an Optioned Product, the period beginning when Allergan exercises its Option with respect to such Supplied Product pursuant to the License Agreement and continuing for [***] months thereafter or such longer period as Allergan may reasonably require pursuant to Section 7.1 of the License Agreement, unless, in either case ((a) or (b)), terminated by a Party in accordance with the Supply Agreement.

Termination
In addition to customary termination rights (including upon mutual agreement of the Parties, for material breach, bankruptcy or force majeure), Allergan shall have the right to terminate the Supply Agreement on a Supplied Product-by-Supplied Product basis (a) without cause with respect to a Supplied Product upon 18 months’ written notice to NexMed of its intention to terminate or (b) upon 30 days’ written notice to NexMed if any Regulatory Authority takes any action, or raises any objection, that prevents Allergan from importing, exporting, purchasing or selling such Supplied Product.

Indemnification
NexMed shall indemnify Allergan against any third party claims resulting from: (a) NexMed’s breach of the Supply Agreement or the Quality Agreement; (b) the gross negligence or willful misconduct on the part of NexMed in the performance of its obligations under the Supply Agreement; or (c) any claims by a third party that NexMed’s manufacturing of the Product infringes its intellectual property rights.

Allergan shall indemnify NexMed against any third party claims resulting from: (a) Allergan’s breach of the Supply Agreement or the Quality Agreement; or (b) the gross negligence or willful misconduct on the part of Allergan in the performance of its obligations under the Supply Agreement.

Governing Law and Jurisdiction
The Supply Agreement shall be governed by and construed in accordance with the laws of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Supply Agreement to the substantive law of another jurisdiction.

Arbitration
Except as otherwise provided by the Supply Agreement, all disputes arising out of or relating to the existence, negotiation, validity, formation, interpretation, breach, performance or application of the Supply Agreement shall be settled by binding arbitration to be held in New York.

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[***] Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.